                                                                    EXHIBIT 99.4


                                 AMENDMENT NO. 1

             THE PRINCIPAL SELECT SAVINGS PLAN FOR INDIVIDUAL FIELD

The Plan named above gives the Company the right to amend it at any time. According to that right, the Plan is amended as follows:

Effective September 4, 2001 or, if later, the effective date of an initial public offering of the common stock of Principal Financial Group, Inc.:

By adding the following new sections to the Table of Contents:

         Section 6.05 - Form of Distribution from Employer Stock Fund

         Section 9.09 - Employer Stock Fund Matters

By adding the following definitions to the DEFINITIONS SECTION of Article I:

         EMPLOYER STOCK means common stock of Principal Financial Group, Inc.

         EMPLOYER STOCK FUND means an investment vehicle under the Trust Agreement which is part of the Investment Fund and which consists of Employer Stock.

By adding the following two sentences at the end of the definition of Trust Agreement in the DEFINITIONS SECTION of Article I.

         There may be more than one Trust Agreement under the Plan. The term Trust Agreement as it is used in this Plan is deemed to include the plural unless the context clearly indicates the singular is meant.

By striking the seventh sentence in the first paragraph of the INVESTMENT AND TIMING OF CONTRIBUTIONS SECTION of Article IV and substituting the following sentence:

         If the Company has investment direction, such Account shall be invested ratably in the guaranteed benefit policy portion of the Annuity Contract, the investment options available under the Annuity Contract, or the investment vehicles available under the Trust Agreement (other than the Employer Stock Fund) in the same manner as the Accounts of all other Participants who do not direct their investments.

By adding the following paragraph at the end of the INVESTMENT AND TIMING OF CONTRIBUTIONS SECTION of Article IV:

         The part of an Account resulting from Elective Deferral Contributions may be invested in the Employer Stock Fund only at the direction of a Participant, a Beneficiary of a deceased Participant, or an Alternate Payee under a qualified domestic relations order. Accordingly, the acquisition of Employer Stock by the Plan is exempt from the ten percent (10 %) limit under ERISA Section 407.


                                       1                                 (66777)

By adding the following sentence at the end of the second paragraph of the LOANS TO PARTICIPANTS SECTION of Article V:

         No loan shall be available to a Participant from the part, if any, of his Vested Account that is invested in the Employer Stock Fund.

By adding the following sentence at the end of the seventh paragraph of the LOANS TO PARTICIPANTS Section of Article V:

         For purposes of this maximum, a Participant's Vested Account includes the part, if any, of such Account that is invested in the Employer Stock Fund.

By adding the following section at the end of Article VI:

         SECTION 6.05 - - FORM OF DISTRIBUTION FROM EMPLOYER STOCK FUND.

                  For distribution purposes, the part, if any, of a Participant's Vested Account that is invested in the Employer Stock Fund will be converted to cash and the proceeds will be included in the annuity or cash benefit otherwise provided under the Plan. The Participant's Vested Account will be reduced to reflect any brokerage fees incurred on the sale of Employer Stock to accommodate such distribution.

By adding the following section at the end of Article IX:

         SECTION 9.09 - - EMPLOYER STOCK FUND MATTERS.

                  Interests in the Plan, and any shares of Employer Stock contributed by or purchased from the Company or its Controlled Group, will be registered under federal securities laws and qualified under applicable state securities laws. The number of shares so registered and qualified will be appropriately adjusted to reflect any stock dividends, stock splits, or other similar changes.

                  A Participant may instruct the Trustee as to how to vote shares of Employer Stock credited to his Account on any matter submitted for a vote to shareholders. The number of shares with respect to which a Participant may provide voting instructions will equal the number of full and fractional shares credited to his Account as of the record date for determining the shareholders entitled to vote at the shareholders meeting. The Plan Administrator will use reasonable efforts to cause each Participant to be sent before each meeting of shareholders (i) any notice and other materials provided to shareholders for that meeting and (ii) forms by which the Participant may instruct the Trustee how to vote the shares credited to his Account. The Plan Administrator or Trustee will establish a deadline by which voting instructions must be received from Participants. The Trustee will tabulate the voting instructions received by that deadline, will determine the number of votes for and against each proposal, and will vote the shares in accordance with the instructions received.


                                       2                                 (66777)

                  Any shares of Employer Stock credited to Accounts for which voting instructions from Participants have not been received by the established deadline will be voted as the Trustee determines in its sole discretion.

                  A Participant will be a "named fiduciary" to the extent of the voting control granted under this section.

                  A Participant may instruct the Trustee as to whether or not to tender or exchange shares of Employer Stock credited to his Account in any tender or exchange offer for such shares. The number of shares with respect to which a Participant may provide instructions will equal the number of full and fractional shares credited to his Account as of a date established by the Plan Administrator or Trustee that precedes the date on which a response is required to the offer (with appropriate adjustments to reflect subsequent transactions with respect to the Account). As soon as practicable after the commencement of a tender or exchange offer for shares of Employer Stock, the Plan Administrator will use reasonable efforts to cause each Participant to be sent (i) a notice of the terms of such offer and (ii) forms by which the Participant may instruct the Trustee to tender or exchange, or retain, the shares credited to his Account, to the extent permitted under the terms of such offer. The Plan Administrator or Trustee will establish a deadline by which instructions must be received from Participants. The Trustee will tabulate the instructions received by that deadline, will determine the number of shares to tender or exchange, or retain, and will tender or exchange, or retain, the shares in accordance with the instructions received.

                  A Participant may not instruct the Trustee to tender or exchange some but less than all the shares of Employer Stock credited to his Account, and an instruction to tender or exchange less than all such shares will be deemed to be an instruction not to tender or exchange any shares of Employer Stock credited to his Account. If the tender or exchange offer is limited so that all of the shares that Participants have been directed to be tendered or exchanged cannot be tendered or exchanged, the shares that each Participant has directed to be tendered or exchanged will be deemed to have been tendered or exchanged in the same ratio that the number of shares actually tendered or exchanged bears to the total number of shares that the Participants have directed to be tendered or exchanged.

                  Any shares of Employer Stock credited to Accounts for which instructions from Participants have not been received by the established deadline will be tendered or exchanged, or retained, as the Trustee determines in its sole discretion.

                  A Participant will be a "named fiduciary" to the extent of the investment control granted under this section.

                  Information relating to the purchase, holding, and sale of shares of Employer Stock, and the exercise of voting, tender, and similar rights with respect to such shares by Participants, will be maintained in accordance with procedures which are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with federal laws or state laws not preempted by ERISA. The Plan Administrator may require verification of compliance by the Trustee with the instructions received from Participants by any independent auditor selected by the Plan Administrator, provided that such auditor agrees to maintain the confidentiality of such instructions.


                                       3                                 (66777)

                  The Plan Administrator shall designate a fiduciary who is responsible for ensuring that the procedures required under this section are sufficient to safeguard the confidentiality of the information described above, such procedures are being followed, and the independent fiduciary required below is appointed. The designated fiduciary (if not independent) shall appoint an independent fiduciary to carry out any activities relating to any situations which the designated fiduciary determines involve a potential for undue Company influence upon Participants with regard to the direct or indirect exercise of shareholder rights. For purposes of this paragraph, a fiduciary is not independent if the fiduciary is affiliated with any Company sponsoring the Plan.

                  For purposes of this section, references to a Participant include a Beneficiary of a deceased Participant and an Alternate Payee under a qualified domestic relations order.

This amendment is made an integral part of the aforesaid Plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly herein. All other provisions of the Plan remain unchanged and controlling.

This amendment shall apply to Active Participants and to any individual who is an Inactive Participant, Beneficiary or Alternate Payee on the effective date(s) stated above.

By signing below, the Company, as Plan sponsor, adopts this amendment of the Plan.


Dated: September 25th, 2001.            PRINCIPAL LIFE INSURANCE COMPANY


                                        By:
                                           -------------------------------------
                                           Jim DeVries
                                           Vice President - Human Resources




                                       4                                 (66777)

                     PLAN PAGES AFFECTED BY AMENDMENT NO. 1

1. Pages 3 & 4 - Table of Contents, add Section 6.05 -- Form of Distribution from Employer Stock Fund and Section 9.09 -- Employer Stock Fund Matters.

2.   Page 11 - Add definition of Employer Stock and Employer Stock Fund.

3.   Page 17 - Change definition of Trust Agreement.

4.   Pages 42 & 43 - Change Investment and Timing of Contributions language.

5.   Pages 47 & 48 - Change Loans to Participants language.

6.   Page 57 - Add Section 6.05--Form of Distribution from Employer Stock Fund.

7.   Page 66 - Add Section 9.09 - Employer Stock Fund Matters






                                       5                                 (66777)

AMENDMENT HISTORY ADDENDUM

THIS RESTATEMENT REFLECTS ALL CURRENT PROVISIONS OF THE CUSTOM PLAN AND REPLACES ALL PREVIOUS DOCUMENTS. THE INFORMATION BELOW RECOGNIZES CHANGES MADE TO THE PLAN ON AND AFTER THE 1997 PLAN YEAR UP TO THIS RESTATEMENT.

EMPLOYER NAME: PRINCIPAL LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------


PRIOR TO:  April 1, 1997
         PREVIOUS PROVISION: Compensation did not exclude amounts earned as the result of an Employee's severance from service, or bonus paid under the Employer's long term disability incentive compensation plan.

PRIOR TO:  July 1, 1997
         PREVIOUS PROVISIONS:
1.   Bonus Deferrals were included as Contributions under the Plan.
2. The Plan required an individual to have an unmodified Agent's Contract for one year in order to become an active participant.
3.   Employees became 100% immediately vested upon plan entry.
4.   The Plan did not provide for automatic elective deferrals.
5. A member was not allowed to have more than 1 loan approved in a 12-month period.

PRIOR TO:  January 1, 1998
         PREVIOUS PROVISIONS:
1. The Plan did not contain updated provisions for Small Jobs Business Protection Act with respect to: Family Aggregation; Highly Compensated Employee determination; Leased Employee definition; elective contributions included in compensation for 415 purposes; 415 maximum permissible amount; small amounts dollar amount.

PRIOR TO:  July 1, 1998
         PREVIOUS PROVISIONS:
1. The definition of Company was Principal Mutual Life Insurance Company. This included all other references throughout the Plan to the Company 'by name'.
2.   The decision-making entity for the Plan was the Benefit and Pension
     Committee.



                                       1                                 (66777)

PRIOR TO:  August 1, 1998
         PREVIOUS PROVISIONS:
1. "Agent" was defined as one who holds an unmodified Agent's Contract and is not a General Manager or Management Assistant.
2. "General Manager" and Management Assistant" each defined as one who holds an unmodified Agent's Contract.

PRIOR TO:  January 1, 1999:
         PREVIOUS PROVISION:
1. Compensation did not specifically exclude safe harbor fringe benefits or sign-on bonuses.
2. The Plan did not specifically state that lump sum payments under a QDRO were not permitted after the member retires. The length of time to elect a lump sum payment was not limited to 60 days.

PRIOR TO:  November 1, 1999:
         PREVIOUS PROVISION:  The plan provided for purchase of life insurance.

PRIOR TO: January 1, 2000:
         PREVIOUS PROVISION:
1.   Automatic elective deferral percentage was 4% of pay for the pay period.
2.   Employer Matching Contribution was 50% of the first 4% of pay.
3.   The Top-heavy vesting percentage was the 6-yr graded schedule.

PRIOR TO:  January 1, 2001
         PREVIOUS PROVISION:  Spousal consent was required for member loans.





                                       2                                 (66777)

                        THE PRINCIPAL SELECT SAVINGS PLAN
                              FOR INDIVIDUAL FIELD

                           (PRIOR TO JANUARY 1, 2001,
                  THE PRINCIPAL SELECT SAVINGS PLAN FOR AGENTS,
                   GENERAL MANAGERS AND MANAGEMENT ASSISTANTS)




















Defined Contribution Plan 8.0

Restated January 1, 1997
(Including changes through January 1, 2001. See Addendum.)

                                TABLE OF CONTENTS

INTRODUCTION

ARTICLE I                        FORMAT AND DEFINITIONS

         Section   1.01    ----- Format
         Section   1.02    ----- Definitions

ARTICLE II                       PARTICIPATION

         Section   2.01    ----- Active Participant
         Section   2.02    ----- Inactive Participant
         Section   2.03    ----- Cessation of Participation

ARTICLE III                      CONTRIBUTIONS

         Section   3.01    ----- Company Contributions
         Section   3.01A   ----- Voluntary Contributions by Participants
         Section   3.01B   ----- Rollover Contributions
         Section   3.02    ----- Forfeitures
         Section   3.03    ----- Allocation
         Section   3.04    ----- Contribution Limitation
         Section   3.05    ----- Excess Amounts

ARTICLE IV                       INVESTMENT OF CONTRIBUTIONS

         Section   4.01    ----- Investment and Timing of Contributions

ARTICLE V                        BENEFITS

         Section   5.01    ----- Retirement Benefits
         Section   5.02    ----- Death Benefits
         Section   5.03    ----- Vested Benefits
         Section   5.04    ----- When Benefits Start
         Section   5.05    ----- Withdrawal Benefits
         Section   5.06    ----- Loans to Participants
         Section   5.07    ----- Qualified Domestic Relations Orders

ARTICLE VI                       DISTRIBUTION OF BENEFITS

         Section   6.01    ----- Automatic Forms of Distribution
         Section   6.02    ----- Optional Forms of Distribution
         Section   6.03    ----- Election Procedures
         Section   6.04    ----- Notice Requirements




RESTATEMENT JANUARY 1, 1997             3              TABLE OF CONTENTS (66777)

ARTICLE VII                      DISTRIBUTION REQUIREMENTS

         Section   7.01    ----- Application
         Section   7.02    ----- Definitions
         Section   7.03    ----- Distribution Requirements

ARTICLE VIII                     TERMINATION OF THE PLAN

ARTICLE IX                       ADMINISTRATION OF THE PLAN

         Section   9.01    ----- Administration
         Section   9.02    ----- Pension Plan Investment Committee
         Section   9.03    ----- Expenses
         Section   9.04    ----- Records
         Section   9.05    ----- Information Available
         Section   9.06    ----- Claim and Appeal Procedures
         Section   9.07    ----- Delegation of Authority
         Section   9.08    ----- Exercise of Discretionary Authority

ARTICLE X                        GENERAL PROVISIONS

         Section  10.01    ----- Amendments
         Section  10.02    ----- Direct Rollovers
         Section  10.03    ----- Mergers and Direct Transfers
         Section  10.04    ----- Provisions Relating to the Insurer and Other Parties
         Section  10.05    ----- Employment Contract Status
         Section  10.06    ----- Rights to Plan Assets
         Section  10.07    ----- Beneficiary
         Section  10.08    ----- Nonalienation of Benefits
         Section  10.09    ----- Construction
         Section  10.10    ----- Legal Actions
         Section  10.11    ----- Small Amounts
         Section  10.12    ----- Word Usage
         Section  10.13    ----- Change in Service Method
         Section  10.14    ----- Military Service

ARTICLE XI                       TOP-HEAVY PLAN REQUIREMENTS

         Section  11.01    ----- Application
         Section  11.02    ----- Definitions
         Section  11.03    ----- Modification of Vesting Requirements
         Section  11.04    ----- Modification of Contributions
         Section  11.05    ----- Modification of Contribution Limitation

PLAN EXECUTION



RESTATEMENT JANUARY 1, 1997             4              TABLE OF CONTENTS (66777)

                                  INTRODUCTION


        The Company previously established a savings plan on January 1, 1985.

        The Company is of the opinion that the plan should be changed. It believes that the best means to accomplish these changes is to completely restate the plan's terms, provisions and conditions. The restatement, effective January 1, 1997, is set forth in this document and is substituted in lieu of the prior document.

        This restatement is made retroactively to reflect the law changes made through the Internal Revenue Service Restructuring and Reform Act of 1998. The provisions of this Plan apply as of the effective date of the restatement except as provided in the attached addendums which reflect the operation of the Plan between the effective date of the restatement and the date this restatement is adopted and identify those provisions which are not amended retroactively. This January 1, 1997, restatement includes provisions in effect through January 1, 2001.

        The restated plan continues to be for the exclusive benefit of agents and field managers of the Company. All persons covered under the plan on December 31, 1996, shall continue to be covered under the restated plan with no loss of benefits.

        It is intended that the plan, as restated, shall qualify as a profit sharing plan under the Internal Revenue Code of 1986, including any later amendments to the Code.












RESTATEMENT JANUARY 1, 1997             5                   INTRODUCTION (66777)

                                    ARTICLE I

                             FORMAT AND DEFINITIONS

SECTION 1.01--FORMAT.

     Words and phrases defined in the DEFINITIONS SECTION of Article I shall have that defined meaning when used in this Plan, unless the context clearly indicates otherwise.

     These words and phrases have an initial capital letter to aid in identifying them as defined terms.

SECTION 1.02--DEFINITIONS.

ACCOUNT means, for a Participant, his share of the Plan Fund. Separate accounting records are kept for those parts of his Account that result from:

(a)  Voluntary Contributions

(b)  Elective Deferral Contributions

(c)  Matching Contributions

(d)  Qualified Nonelective Contributions

(e)  Rollover Contributions

If the Participant's Vesting Percentage is less than 100% as to any of the Company Contributions, a separate accounting record will be kept for any part of his Account resulting from such Company Contributions and, if there has been a prior Forfeiture Date, from such Contributions made before a prior Forfeiture Date.

A Participant's Account shall be reduced by any distribution of his Vested Account and by any Forfeitures. A Participant's Account shall participate in the earnings credited, expenses charged, and any appreciation or depreciation of the Investment Fund. His Account is subject to any minimum guarantees applicable under the Annuity Contract or other investment arrangement and to any expenses associated therewith.

ACP TEST means the nondiscrimination test described in Code Section 401(m)(2) as provided for in subparagraph (d) of the EXCESS AMOUNTS SECTION of Article III.

ACTIVE PARTICIPANT means an Eligible Employee who is actively participating in the Plan according to the provisions in the ACTIVE PARTICIPANT SECTION of
Article II.

ADP TEST means the nondiscrimination test described in Code Section 401(k)(3) as provided for in subparagraph (c) of the EXCESS AMOUNTS SECTION of Article III.




RESTATEMENT JANUARY 1, 1997             6                      ARTICLE I (66777)

AFFILIATED SERVICE GROUP means any group of corporations, partnerships or other organizations of which the Company is a part and which is affiliated within the meaning of Code Section 414(m) and regulations thereunder.. Such a group includes at least two organizations one of which is either a service organization (that is, an organization the principal business of which is performing services), or an organization the principal business of which is performing management functions on a regular and continuing basis. Such service is of a type historically performed by employees. In the case of a management organization, the Affiliated Service Group shall include organizations related, within the meaning of Code Section 144(a)(3), to either the management organization or the organization for which it performs management functions. The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group.

AGENT means an individual who holds a current DD 713 contract or any successor full-time contract with the Primary Employer provided and is one of the following:

     -    an agent;
     -    a sales supervisor;
     -    a special marketing developer;
     -    a special brokerage developer;
     -    a special agency assistant;
     -    an informal agency assistant.

ALTERNATE PAYEE means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a qualified domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

ANNUAL COMPENSATION means, for a Plan Year, the Employee's Compensation for the Compensation Year ending with or within the consecutive 12-month period ending on the last day of the Plan Year.

ANNUITY CONTRACT means the annuity contract or contracts into which the Trustee enters with the Insurer for guaranteed benefits, for the investment of Contributions in separate accounts, and for the payment of benefits under this Plan. The term Annuity Contract as it is used in this Plan shall include the plural unless the context clearly indicates the singular is meant.

ANNUITY STARTING DATE means, for a Participant, the first day of the first period for which an amount is payable as an annuity or any other form.

BENEFICIARY means the person or persons named by a Participant to receive any benefits under the Plan when the Participant dies. See the BENEFICIARY SECTION of Article X.

CLAIMANT means any person who makes a claim for benefits under this Plan. See the CLAIM AND APPEAL PROCEDURES SECTION of Article IX.

CODE means the Internal Revenue Code of 1986, as amended.

COMPANY means PRINCIPAL LIFE INSURANCE COMPANY. This will also include any successor corporation or firm of the company which shall, by written agreement, assume the obligations of this Plan or predecessor corporation or firm which maintained this Plan.






RESTATEMENT JANUARY 1, 1997             7                      ARTICLE I (66777)

COMPANY CONTRIBUTIONS means

     Elective Deferral Contributions
     Qualified Nonelective Contributions
     Matching Contributions

as set out in Article III, unless the context clearly indicates only specific contributions are meant.

COMPENSATION means, except for purposes of the CONTRIBUTION LIMITATION SECTION of Article III and Article XI, the total earnings, except as modified in this definition, paid or made available to an Agent or Field Manager by the Company during any specified period.

"Earnings" in this definition means wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Agent or Field Manager by the Company (in the course of the Company's trade or business) for which the Company is required to furnish the Agent or Field Manager a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Earnings must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code
Section 3401(a)(2)). The amount reported in the "Wages, Tips and Other Compensation" box on Form W-2 satisfies this definition.

For any Self-employed Individual, Compensation means Earned Income.

Compensation shall exclude the following:

(a) reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation (other than elective contributions) and welfare benefits;

(b) amounts earned as a result of an Agent's or Field Manager's severance from service;

(c)  sign on bonuses, and

(d)  any bonuses paid only to highly-compensated Participants.

For purposes of the EXCESS AMOUNTS SECTION of Article III, Compensation shall not exclude those items listed above unless such Compensation is nondiscriminatory in accordance with the regulations under Code Section 414(s).

For years beginning before January 1, 1998, Compensation shall also include elective contributions. For this purpose, elective contributions are amounts excludible from the gross income of the Agent or Field Manager under Code Sections 402(e)(3), 402(h)(1)(B), 125, or 403(b), and contributed by the Company, at the Agent's or Field Manager's election, to a Code Section 401(k) arrangement, a simplified employee pension, cafeteria plan, or tax-sheltered annuity. Elective contributions also include compensation deferred under a Code
Section 457 plan maintained by the Company and employee contributions "picked up" by a governmental entity and, pursuant to Code Section 414(h)(2), treated as Company contributions.




RESTATEMENT JANUARY 1, 1997             8                      ARTICLE I (66777)

For years beginning after December 31, 1997, Compensation shall also include elective contributions. For this purpose, elective contributions are amounts excludible from the gross income of the Agent or Field Manager under Code Sections 402(g) or 125 and contributed by the Company, at the Agent's or Field Manager's election, to a Code Section 401(k) arrangement, a simplified employee pension, tax-sheltered annuity, simple retirement account, or cafeteria plan. Elective contributions also include amounts deferred under a Code Section 457 plan maintained by the Company.

For purposes of the EXCESS AMOUNTS SECTION of Article III, the Company may elect to use an alternative nondiscriminatory definition of Compensation in accordance with the regulations under Code Section 414(s).

For Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any determination period shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

If a determination period consists of fewer than 12 months, the annual limit is an amount equal to the otherwise applicable annual limit multiplied by a fraction. The numerator of the fraction is the number of months in the short determination period, and the denominator of the fraction is 12.

If Compensation for any prior determination period is taken into account in determining a Participant's contributions or benefits for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual compensation limit in effect for that determination period. For this purpose, in determining contributions or benefits in Plan Years beginning on or after January 1, 1994, the annual compensation limit in effect for determination periods beginning before that date is $150,000.

Compensation means, for a Leased Employee, Compensation for the services the Leased Employee performs for the Company, determined in the same manner as the Compensation of Agents or Field Managers who are not Leased Employees, regardless of whether such Compensation is received directly from the Company or from the leasing organization.

COMPENSATION YEAR means the consecutive 12-month period ending on the last day of each Plan Year, including corresponding periods before January 1, 1985.

CONTINGENT ANNUITANT means an individual named by the Participant to receive a lifetime benefit after the Participant's death in accordance with a survivorship life annuity.

CONTRACT COMMENCEMENT DATE means the date an Agent's or Field Manager's contract with the Company becomes effective.

CONTRACT RECOMMENCEMENT DATE means the date an Agent's or Field Manager's contract becomes effective following a Period of Severance.




RESTATEMENT JANUARY 1, 1997             9                      ARTICLE I (66777)

CONTRIBUTIONS means

     Elective Deferral Contributions
     Matching Contributions
     Qualified Nonelective Contributions
     Voluntary Contributions
     Rollover Contributions

as set out in Article III, unless the context clearly indicates only specific contributions are meant.

CONTROLLED GROUP means any group of corporations, trades, or businesses of which the Company is a part that are under common control. A Controlled Group includes any group of corporations, trades, or businesses, whether or not incorporated, which is either a parent-subsidiary group, a brother-sister group, or a combined group within the meaning of Code Section 414(b), Code Section 414(c) and regulations thereunder and, for purposes of determining contribution limitations under the CONTRIBUTION LIMITATION SECTION of Article III, as modified by Code
Section 415(h) and, for the purpose of identifying Leased Employees, as modified by Code Section 144(a)(3). The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group and any other employer required to be aggregated with the Company under Code Section 414(o) and the regulations thereunder.

DIRECT ROLLOVER means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

DISTRIBUTEE means an Agent or Field Manager or former Agent or Field Manager. In addition, the Agent's or Field Manager's (or former Agent's or Field Manager's) surviving spouse and the Agent's or Field Manager's (or former Agent's or Field Manager's) spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

EARNED INCOME means, for a Self-employed Individual, net earnings from self-employment in the trade or business for which this Plan is established if such Self-employed Individual's personal services are a material income producing factor for that trade or business. Net earnings shall be determined without regard to items not included in gross income and the deductions properly allocable to or chargeable against such items. Net earnings shall be reduced for the Company contributions to the Company's qualified retirement plan(s) to the extent deductible under Code Section 404.

Net earnings shall be determined with regard to the deduction allowed to the Company by Code Section 164(f) for taxable years beginning after December 31, 1989.

ELECTIVE DEFERRAL CONTRIBUTIONS means contributions made by the Company to fund this Plan in accordance with elective deferral agreements between Agents and Field Managers and the Company.

Elective deferral agreements shall be made, changed, or terminated according to the provisions of the COMPANY CONTRIBUTIONS SECTION of Article III.

Elective Deferral Contributions shall be 100% vested and subject to the distribution restrictions of Code Section 401(k) when made. See the WHEN BENEFITS START SECTION of Article V.



RESTATEMENT JANUARY 1, 1997             10                     ARTICLE I (66777)

ELIGIBLE RETIREMENT PLAN means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

ELIGIBLE ROLLOVER DISTRIBUTION means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV) received after December 31, 1998; and (iv) the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Company securities).

EMPLOYEE means an individual who is employed by the Company or any other employer required to be aggregated with the Company under Code Sections 414(b),
(c), (m), or (o). A Controlled Group member is required to be aggregated with the Company.

The term Employee shall include any Self-employed Individual treated as an employee of any employer described in the preceding paragraph as provided in Code Section 401(c)(1). The term Employee shall also include any Leased Employee deemed to be an employee of any employer described in the preceding paragraph as provided in Code Section 414(n) or (o).

EMPLOYEE'S PLAN means The Principal Select Savings Plan for Employees.

ENTRY DATE means the date an Agent or Field Manager first enters the Plan as an Active Participant. See the ACTIVE PARTICIPANT SECTION of Article II.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

FIELD MANAGER means an individual who holds a current DD 713 contract or any successor full-time contract with the Company and holds one of the following full-time field management positions:

     -    management assistant;
     -    management associate;
     -    manager;
     -    co-manager;
     -    assistant general manager;
     -    associate general manager;
     -    co-general manager;
     -    general manager;
     -    brokerage manager;
     -    brokerage sales manager;
     -    brokerage director.

FISCAL YEAR means the Company's taxable year. The last day of the Fiscal Year is December 31.





RESTATEMENT JANUARY 1, 1997             11                     ARTICLE I (66777)

FORFEITURE means the part, if any, of a Participant's Account that is forfeited. See the FORFEITURES SECTION of Article III.

FORFEITURE DATE means, as to a Participant, the last day of five consecutive one-year Periods of Severance.

HIGHLY COMPENSATED EMPLOYEE means any Agent or Field Manager who:

(a)  was a 5-percent owner at any time during the year or the preceding year, or
(b) for the preceding year had compensation from the Company in excess of $80,000 and, if the Company so elects, was in the top-paid group for the preceding year. The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

For this purpose the applicable year of the plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year. If the Company makes a calendar year data election, the look-back year shall be the calendar year beginning with or within the look-back year. The Plan may not use such election to determine whether Agents or Field Managers are Highly Compensated Employees on account of being a 5-percent owner.

In determining who is a Highly Compensated Employee the Company does not make a top-paid group election. In determining who is a Highly Compensated Employee the Company makes a calendar year data election. The effect of this election is that the look-back year is the calendar year beginning with or within the look-back year.

Calendar year data elections and top-paid group elections, once made, apply for all subsequent years unless changed by the Company. If the Company makes one election, the Company is not required to make the other. If both elections are made, the look-back year in determining the top-paid group must be the calendar year beginning with or within the look-back year. These elections must apply consistently to the determination years of all plans maintained by the Company which reference the highly compensated employee definition in Code Section 414(q), except as provided in Internal Revenue Service Notice 97-45 (or superseding guidance). The consistency requirement will not apply to determination years beginning with or within the 1997 calendar year, and for determination years beginning on or after January 1, 1998 and before January 1, 2000, satisfaction of the consistency requirement is determined without regard to any nonretirement plans of the Company.

The determination of who is a highly compensated former employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year, in accordance with section 1.414(q)-1T, A-4 of the temporary Income Tax Regulations and Internal Revenue Service Notice 97-45.

In determining whether an Agent or Field Manager is a Highly Compensated Employee for years beginning in 1997, the amendments to Code Section 414(q) stated above are treated as having been in effect for years beginning in 1996.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Agents or Field Managers in the top-paid group, the compensation that is






RESTATEMENT JANUARY 1, 1997             12                     ARTICLE I (66777)
considered, and the identity of the 5-percent owners, shall be made in accordance with Code Section 414(q) and the regulations thereunder.

HOUR-OF-SERVICE means, for an Agent or Field Manager, each hour for which he is paid, or entitled to payment, for performing duties for the Company.

Hours-of-Service shall be credited for employment with any other company required to be aggregated with the Company under Code Sections 414(b), (c), (m) or (o) and the regulations thereunder for purposes of eligibility and vesting. Hours-of-Service shall also be credited for any individual who is considered an employee for purposes of this Plan pursuant to Code Section 414(n) or Code
Section 414(o) and the regulations thereunder.

INACTIVE PARTICIPANT means a former Active Participant who has an Account. See the INACTIVE PARTICIPANT SECTION of Article II.

INSURER means Principal Life Insurance Company and any other insurance company or companies named by the Trustee or the Company.

INVESTMENT FUND means the total of Plan assets, excluding the guaranteed benefit policy portion of any Annuity Contract. All or a portion of these assets may be held under the Trust Agreement.

The Investment Fund shall be valued at current fair market value as of the Valuation Date. The valuation shall take into consideration investment earnings credited, expenses charged, payments made, and changes in the values of the assets held in the Investment Fund.

The Investment Fund shall be allocated at all times to Participants, except as otherwise expressly provided in the Plan. The Account of a Participant shall be credited with its share of the gains and losses of the Investment Fund. That part of a Participant's Account invested in a funding arrangement which establishes one or more accounts or investment vehicles for such Participant thereunder shall be credited with the gain or loss from such accounts or investment vehicles. The part of a Participant's Account which is invested in other funding arrangements shall be credited with a proportionate share of the gain or loss of such investments. The share shall be determined by multiplying the gain or loss of the investment by the ratio of the part of the Participant's Account invested in such funding arrangement to the total of the Investment Fund invested in such funding arrangement.

INVESTMENT MANAGER means any fiduciary (other than a trustee or Named Fiduciary)

(a)  who has the power to manage, acquire, or dispose of any assets of the Plan;

(b) who (i) is registered as an investment adviser under the Investment Advisers Act of 1940; (ii) is not registered as an investment adviser under such Act by reason of paragraph (1) of section 203A(a) of such Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and, at the time it last filed the registration form most recently filed by it with such state in order to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of Labor, (iii) is a bank, as defined in that Act; or
     (iv) is an insurance company qualified


RESTATEMENT JANUARY 1, 1997             13                     ARTICLE I (66777)
     to perform services described in subparagraph (a) above under the laws of more than one state; and

(c)  who has acknowledged in writing being a fiduciary with respect to the Plan.

LEASED EMPLOYEE means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person ("leasing organization"), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided by the leasing organization to a Leased Employee, which are attributable to service performed for the recipient Company, shall be treated as provided by the recipient Company.

A Leased Employee shall not be considered an employee of the recipient if:

(a) such employee is covered by a money purchase pension plan providing (i) a nonintegrated Company contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludible from the employee's gross income under Code Sections 125, 402(e)(3), 402(h)(1)(B), or 403(b), (ii) immediate participation, and (iii) full and immediate vesting, and

(b) Leased Employees do not constitute more than 20 percent of the recipient's nonhighly compensated work force.

LOAN ADMINISTRATOR means the person(s) or position(s) authorized to administer the Participant loan program.

The Loan Administrator is Human Resources.

MATCHING CONTRIBUTIONS means contributions made by the Company to fund this Plan which are contingent on a Participant's Elective Deferral Contributions. See the COMPANY CONTRIBUTIONS SECTION of Article III.

MONTHLY DATE means each Yearly Date and the same day of each following month during the Plan Year beginning on such Yearly Date.

NAMED FIDUCIARY means the person or persons who have authority to control and manage the operation and administration of the Plan.

The Named Fiduciary is the Company.

NONHIGHLY COMPENSATED EMPLOYEE means an Agent or Field Manager of the Company who is not a Highly Compensated Employee.

NONVESTED ACCOUNT means the excess, if any, of a Participant's Account over his Vested Account.

NORMAL FORM means a single life annuity with installment refund.






RESTATEMENT JANUARY 1, 1997             14                     ARTICLE I (66777)

OWNER-EMPLOYEE means a Self-employed Individual who, in the case of a sole proprietorship, owns the entire interest in the unincorporated trade or business for which this Plan is established. If this Plan is established for a partnership, an Owner-employee means a Self-employed Individual who owns more than 10 percent of either the capital interest or profits interest in such partnership.

Parental Absence means an Agent's or Field Manager's absence from work:

(a)  by reason of pregnancy of such individual,

(b)  by reason of birth of a child of such individual,

(c) by reason of the placement of a child with such individual in connection with adoption of such child by such individual, or

(d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

PARTICIPANT means either an Active Participant or an Inactive Participant.

PARTICIPANT CONTRIBUTIONS means Voluntary Contributions as set out in Article
III.

PERIOD OF MILITARY DUTY means, for an Agent or Field Manager

(a)  who served as a member of the armed forces of the United States, and

(b) who was reemployed by the Company at a time when the Agent or Field Manager had a right to reemployment in accordance with seniority rights as protected under Chapter 43 of Title 38 of the U.S. Code, the period of time from the date the Agent or Field Manager was first absent from active work for the Company because of such military duty to the date the Agent or Field Manager was reemployed.

PERIOD OF SERVICE means a period of time beginning on an Agent's or Field Manager's Contract Commencement Date or Contract Recommencement Date (whichever applies) and ending on his Severance Date.

PERIOD OF SEVERANCE means a period of time beginning on an Agent's or Field Manager's Severance Date and ending on the date he again performs an Hour-of-Service.

A one-year Period of Severance means a Period of Severance of 12 consecutive months.

Solely for purposes of determining whether a one-year Period of Severance has occurred for eligibility or vesting purposes, the consecutive 12-month period beginning on the first anniversary of the first date of a Parental Absence shall not be a one-year Period of Severance.

PLAN means the savings plan of the Company set forth in this document, including any later amendments to it.



RESTATEMENT JANUARY 1, 1997             15                     ARTICLE I (66777)

PLAN ADMINISTRATOR means the person or persons who administer the Plan.

The Plan Administrator is the Company.

PLAN FUND means the total of the Investment Fund and the guaranteed benefit policy portion of any Annuity Contract. The Investment Fund shall be valued as stated in its definition. The guaranteed benefit policy portion of any Annuity Contract shall be determined in accordance with the terms of the Annuity Contract and, to the extent that such Annuity Contract allocates contract values to Participants, allocated to Participants in accordance with its terms. The total value of all amounts held under the Plan Fund shall equal the value of the aggregate Participants' Accounts under the Plan.

Plan Participation means the period of time during which a Participant has been an Active Participant.

PLAN YEAR means a period beginning on a Yearly Date and ending on the day before the next Yearly Date.

QUALIFIED JOINT AND SURVIVOR ANNUITY means, for a Participant who has a spouse, an immediate survivorship life annuity with installment refund, where the survivorship percentage is 50% and the Contingent Annuitant is the Participant's spouse. A former spouse will be treated as the spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

The amount of benefit payable under the Qualified Joint and Survivor Annuity shall be the amount of benefit which may be provided by the Participant's Vested Account.

QUALIFIED NONELECTIVE CONTRIBUTIONS means contributions made by the Company to fund this Plan (other than Elective Deferral Contributions) which are 100% vested and subject to the distribution restrictions of Code Section 401(k) when made. See the COMPANY CONTRIBUTIONS SECTION of Article III and the WHEN BENEFITS START SECTION of Article V.

QUALIFIED PRERETIREMENT SURVIVOR ANNUITY means a single life annuity with installment refund payable to the surviving spouse of a Participant who dies before his Annuity Starting Date. A former spouse will be treated as the surviving spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

REENTRY DATE means the date a former Active Participant reenters the Plan. See the ACTIVE PARTICIPANT SECTION of Article II.

RETIREMENT DATE means the last day of any month the Participant selects for the start of his retirement benefit. This date shall be on or after the earlier of
(i) the date on which he ceases to be an Agent or Field Manager, or (ii) the date he becomes Totally and Permanently Disabled.

ROLLOVER CONTRIBUTIONS means the Rollover Contributions which are made by an Agent or Field Manager or an Inactive Participant according to the provisions of the ROLLOVER CONTRIBUTIONS SECTION of Article III.

SELF-EMPLOYED INDIVIDUAL means, with respect to any Fiscal Year, an individual who has Earned Income for the Fiscal Year (or who would have Earned Income but for the fact the trade or business for which this Plan is established did not have net profits for such Fiscal Year).



RESTATEMENT JANUARY 1, 1997             16                     ARTICLE I (66777)

SEVERANCE DATE means the earlier of:

(a) the date on which an Agent or Field Manager retires, dies, or his contract terminates, or

(b) the first anniversary of the date an Agent or Field Manager begins a one-year absence from service (with or without pay). This absence may be the result of any combination of vacation, holiday, sickness, disability, leave of absence or layoff.

Solely to determine whether a one-year Period of Severance has occurred for eligibility or vesting purposes for an Agent or Field Manager who is absent from service beyond the first anniversary of the first day of a Parental Absence, Severance Date is the second anniversary of the first day of the Parental Absence. The period between the first and second anniversaries of the first day of the Parental Absence is not a Period of Service and is not a Period of Severance.

TOTALLY AND PERMANENTLY DISABLED means that a Participant is disabled, as a result of sickness or injury, to the extent that he is prevented from engaging in any substantial gainful activity, and is eligible for and receives a disability benefit under Title II of the Federal Social Security Act.

TRUST AGREEMENT means an agreement of trust between the Company and Trustee established for the purpose of holding and distributing the Trust Fund under the provisions of the Plan. The Trust Agreement may provide for the investment of all or any portion of the Trust Fund in the Annuity Contract.

TRUST FUND means the total funds held under the Trust Agreement.

Trustee means the party or parties named in the Trust Agreement. The term Trustee as it is used in this Plan is deemed to include the plural unless the context clearly indicates the singular is meant.

VALUATION DATE means the date on which the value of the assets of the Investment Fund is determined. The value of each Account which is maintained under this Plan shall be determined on the Valuation Date. In each Plan Year, the Valuation Date shall be the last day of the Plan Year. At the discretion of the Plan Administrator, Trustee, or Insurer (whichever applies), assets of the Investment Fund may be valued more frequently. These dates shall also be Valuation Dates.

VESTED ACCOUNT means the vested part of a Participant's Account.

(a) For a Participant whose Contract Commencement Date is prior to January 1 2000, the Vested Account is equal to that part of his Account which results from Contributions which were 100% vested when made before his Vesting Percentage is 100% and is equal to his Account when his Vesting Percentage is 100%.

(b) For a Participant whose Contract Commencement Date is on or after January 1, 2000, the Vested Account is determined as follows.

If the Participant's Vesting Percentage is 100%, his Vested Account equals his Account.



RESTATEMENT JANUARY 1, 1997             17                     ARTICLE I (66777)

If the Participant's Vesting Percentage is less than 100%, his Vested Account equals the sum of (1) and (2) below:

(1) The part of the Participant's Account that results from Company Contributions made before a prior Forfeiture Date and all other Contributions which were 100% vested when made.

(2) The balance of the Participant's Account in excess of the amount in (a) above multiplied by his Vesting Percentage.

If the Participant has withdrawn any part of his Account resulting from Company Contributions, other than the vested Company Contributions included in (a) above, the amount determined under this subparagraph (2) shall be equal to P(AB + D) - D as defined below:

P    The Participant's Vesting Percentage.

AB The balance of the Participant's Account in excess of the amount in (1) above.

D The amount of the withdrawal resulting from Company Contributions, other than the vested Company Contributions included in (a) above.

The Participant's Vested Account is nonforfeitable.

VESTING PERCENTAGE means the percentage used to determine the nonforfeitable portion of a Participant's Account attributable to Company Contributions which were not 100% vested when made.

A Participant's Vesting Percentage is shown in the following schedule opposite the number of whole years of his Vesting Service.

For a Participant whose Contract Commencement Date is prior to January 1, 2000.

                   VESTING SERVICE                VESTING
                    (whole years)               PERCENTAGE

                     Less than 1                     0
                      1 or more                    100


For a Participant whose Contract Commencement Date is on or after January 1,
2000.

                   VESTING SERVICE                VESTING
                    (whole years)               PERCENTAGE

                     Less than 1                     0
                          1                         20
                          2                         40
                          3                         60
                          4                         80
                      5 or more                    100





RESTATEMENT JANUARY 1, 1997             18                     ARTICLE I (66777)

The Vesting Percentage for a Participant who is an Agent or Field Manager on or after the date he reaches age 65 shall be 100%. The Vesting Percentage for a Participant who is an Agent or Field Manager on the date he becomes Totally and Permanently Disabled or dies shall be 100%.

If the schedule used to determine a Participant's Vesting Percentage is changed, the new schedule shall not apply to a Participant unless he is credited with an Hour-of-Service on or after the date of the change and the Participant's nonforfeitable percentage on the day before the date of the change is not reduced under this Plan. The amendment provisions of the AMENDMENTS SECTION of
Article X regarding changes in the computation of the Vesting Percentage shall apply.

VESTING SERVICE means an Agent's or Field Manager's Period of Service. Vesting Service shall be measured from his Contract Commencement Date to his most recent Severance Date. Vesting Service shall be reduced by any Period of Severance that occurred prior to his most recent Severance Date, unless such Period of Severance is included under the service spanning rule below. This period of Vesting Service shall be expressed as years and fractional parts of a year on the basis that 365 days equal one year.

However, Vesting Service is modified as follows:

Period of Military Duty included:

     A Period of Military Duty shall be included as service with the Company to the extent it has not already been credited.

Period of Severance included (service spanning rule):

     A Period of Severance shall be deemed to be a Period of Service under either of the following conditions:

     (a) the Period of Severance immediately follows a period during which an Agent or Field Manager is not absent from work and ends within 12 months; or

     (b) the Period of Severance immediately follows a period during which an Agent or Field Manager is absent from work for any reason other than quitting, being discharged, or retiring (such as a leave of absence or layoff) and ends within 12 months of the date he was first absent.

Controlled Group service included:

     An Agent's or Field Manager's service with a member firm of a Controlled Group while both that firm and the Company were members of the Controlled Group shall be included as service with the Company.

VOLUNTARY CONTRIBUTIONS means contributions by a Participant that are not required as a condition of employment, of participation, or for obtaining additional benefits from the Company Contributions. See the VOLUNTARY CONTRIBUTIONS BY PARTICIPANTS SECTION of Article III.

YEARLY DATE means January 1, 1985, and the same day of each following year.



RESTATEMENT JANUARY 1, 1997             19                     ARTICLE I (66777)

YEARS OF SERVICE means an Agent's or Field Manager's Vesting Service disregarding any modifications which exclude service.







RESTATEMENT JANUARY 1, 1997             20                     ARTICLE I (66777)

                                   ARTICLE II

                                  PARTICIPATION

SECTION 2.01--ACTIVE PARTICIPANT.

          (a) An individual shall first become an Active Participant (begin active participation in the Plan) on the earliest first day of the pay period (as established by the Company) on which he meets the definition of an Agent or Field Manager and has met the requirement set forth below. This date is his Entry Date.

               (1)  He is age 21 or older.

               Each Agent or Field Manager who was an Active Participant under the Plan on December 31, 1996, shall continue to be an Active Participant if he is still an Agent or Field Manager on January 1, 1997, and his Entry Date shall not change.

               If a person has been an Agent or Field Manager who has met all of the eligibility requirements above, but is not an Agent or Field Manager on the date which would have been his Entry Date, he shall become an Active Participant on the date he again becomes an Agent or Field Manager. This date is his Entry Date.

               In the event an individual who is not an Agent or Field Manager becomes an Agent or Field Manager, such individual shall become an Active Participant immediately if such individual has satisfied the eligibility requirements above and would have otherwise previously become an Active Participant had he met the definition of Agent or Field Manager. This date is his Entry Date.

          (b) An Inactive Participant shall again become an Active Participant (resume active participation in the Plan) on the date he again returns to work as an Agent or Field Manager. This date is his Reentry Date.

               Upon again becoming an Active Participant, he shall cease to be an Inactive Participant.

          (c) A former Participant shall again become an Active Participant (resume active participation in the Plan) on the date he again returns to work as an Agent or Field Manager or his Contract Recommencement Date. This date is his Reentry Date.

          There shall be no duplication of benefits for a Participant under this Plan because of more than one period as an Active Participant.

SECTION 2.02--INACTIVE PARTICIPANT.

     An Active Participant shall become an Inactive Participant (stop accruing benefits under the Plan) on the earlier of the following:

          (a)  the date the Participant ceases to be an Agent or Field Manager;



RESTATEMENT JANUARY 1, 1997              21                   ARTICLE II (66777)

          (b)  the effective date of complete termination of the Plan under
               Article VIII; or

          (c)  his Severance Date.

     An Agent or Field Manager or former Agent or Field Manager who was an Inactive Participant under the Plan on December 31, 1996, shall continue to be an Inactive Participant on January 1, 1997. Eligibility for any benefits payable to the Participant or on his behalf and the amount of the benefits shall be determined according to the provisions of the prior document, unless otherwise stated in this document.

SECTION 2.03--CESSATION OF PARTICIPATION.

     A Participant shall cease to be a Participant on the date he is no longer an Agent or Field Manager and his Account is zero.






RESTATEMENT JANUARY 1, 1997              22                   ARTICLE II (66777)

                                   ARTICLE III

                                  CONTRIBUTIONS

SECTION 3.01--COMPANY CONTRIBUTIONS.

     Company Contributions shall be made without regard to current or accumulated net income, earnings or profits of the Company. Notwithstanding the foregoing, the Plan shall continue to be designed to qualify as a profit sharing plan for purposes of Code Sections 401(a), 402, 412, and 417. Such Contributions shall be equal to the Company Contributions as described below:

     (a) The amount of each Elective Deferral Contribution for a Participant shall be equal to a portion of Compensation as specified in the elective deferral agreement. An Agent or Field Manager who is eligible to participate in the Plan may file an elective deferral agreement with the Company. The Participant shall modify or terminate the elective deferral agreement by filing a new elective deferral agreement. The elective deferral agreement may not be made retroactively and shall remain in effect until modified or terminated.

          The elective deferral agreement to start or modify Elective Deferral Contributions shall be effective on the first day of the following pay period (as established by the Company) in which the Participant's Entry Date (Reentry Date, if applicable) or any such following first day of the pay period occurs. The elective deferral agreement must be entered into on or before the date it is effective.

          The elective deferral agreement to stop Elective Deferral Contributions may be entered into on any date. Such elective deferral agreement shall be effective on the first day of the pay period following the pay period in which the elective deferral agreement is entered into.

          The Plan provides for an automatic election to have Elective Deferral Contributions made. The automatic Elective Deferral Contribution shall be 6% of Compensation. The Participant may affirmatively elect a different percentage or elect not to make Elective Deferral Contributions. If the Participant elects a different percentage, such percentage must comply with any limitations otherwise provided in the Plan.

          Elective Deferral Contributions are fully (100%) vested and nonforfeitable.

     (b) The Company shall make Matching Contributions in an amount equal to 50% of Elective Deferral Contributions. Elective Deferral Contributions which are over 6% of Compensation won't be matched.

          Matching Contributions are calculated based on Elective Deferral Contributions and Compensation for the pay period. Matching Contributions are made for all persons who were Active Participants at any time during that pay period.

     (c) Qualified Nonelective Contributions may be made for each Plan Year in an amount determined by the Company to be used to reduce Excess Aggregate Contributions and Excess Contributions, as defined in the EXCESS AMOUNTS SECTION of the article.







RESTATEMENT JANUARY 1, 1997              23                  ARTICLE III (66777)

     Qualified Nonelective Contributions are 100% vested and subject to the distribution restrictions of Code Section 401(k) when made.

     No Participant shall be permitted to have Elective Deferral Contributions, as defined in the EXCESS AMOUNTS SECTION of this article, made under this Plan, or any other qualified plan maintained by the Company, during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect at the beginning of such taxable year.

     An elective deferral agreement (or change thereto) must be made in such manner and in accordance with such rules as the Company may prescribe (including by means of voice response or other electronic system under circumstances the Company permits) and may not be made retroactively.

     Company Contributions are allocated according to the provisions of the ALLOCATION SECTION of this article.

     A portion of the Plan assets resulting from Company Contributions (but not more than the original amount of those Contributions) may be returned if the Company Contributions are made because of a mistake of fact or are more than the amount deductible under Code Section 404 (excluding any amount which is not deductible because the Plan is disqualified). The amount involved must be returned to the Company within one year after the date the Company Contributions are made by mistake of fact or the date the deduction is disallowed, whichever applies. Except as provided under this paragraph and Article VIII, the assets of the Plan shall never be used for the benefit of the Company and are held for the exclusive purpose of providing benefits to Participants and their Beneficiaries and for defraying reasonable expenses of administering the Plan.

SECTION 3.01A--VOLUNTARY CONTRIBUTIONS BY PARTICIPANTS.

     An Active Participant who is a Nonhighly Compensated Employee may make Voluntary Contributions in accordance with nondiscriminatory procedures set up by the Plan Administrator.

     Voluntary Contributions include those voluntary contributions transferred to this Plan from The Principal Pension Plan on November 8, 1983.

     A Participant's participation in the Plan is not affected by stopping or changing Voluntary Contributions. An Active Participant's request to start, change or stop his Voluntary Contributions must be made in a manner and in accordance with such rules as the Company may prescribe (including by means of voice response or other electronic system under circumstances the Company permits).

     Voluntary Contributions shall be credited to the Participant's Account when made.

     The part of the Participant's Account resulting from Voluntary Contributions is fully (100%) vested and nonforfeitable at all times.

SECTION 3.01B--ROLLOVER CONTRIBUTIONS.

     A Rollover Contribution may be made by an Agent or Field Manager or an Inactive Participant if the following conditions are met:





RESTATEMENT JANUARY 1, 1997              24                  ARTICLE III (66777)

(a) The Contribution is of amounts distributed from a plan that satisfies the requirements of Code Section 401(a) or from a "conduit" individual retirement account described in Code Section 408(d)(3)(A). In the case of an Inactive Participant, the Contribution must be of an amount distributed from another plan of the Company, or a plan of a Controlled Group member, that satisfies the requirements of Code Section 401(a).

(b) The Contribution is of amounts that the Code permits to be transferred to a plan that meets the requirements of Code Section 401(a).

(c)  The Contribution is made in the form of a direct rollover under Code
     Section 401(a)l31) or is a rollover made under 402(c) or 408(d)(3)lA) within 60 days after the Agent or Field Manager or Inactive Participant receives the distribution.

(d) The Agent or Field Manager or Inactive Participant furnishes evidence satisfactory to the Plan Administrator that the proposed rollover meets conditions (a), (b), and (c) above.

A Rollover Contribution shall be allowed in cash only and must be made according to procedures set up by the Plan Administrator.

If the Agent or Field Manager is not an Active Participant when the Rollover Contribution is made, he shall be deemed to be an Active Participant only for the purpose of investment and distribution of the Rollover Contribution. Company Contributions shall not be made for or allocated to the Agent or Field Manager and he may not make Participant Contributions until the time he meets all of the requirements to become an Active Participant.

     Rollover Contributions made by an Agent or Field Manager or an Inactive Participant shall be credited to his Account. The part of the Participant's Account resulting from Rollover Contributions is fully (100%) vested and nonforfeitable at all times. A separate accounting record shall be maintained for that part of his Rollover Contributions consisting of voluntary contributions which were deducted from the Participant's gross income for Federal income tax purposes.

SECTION 3.02--FORFEITURES.

The Nonvested Account of a Participant shall be forfeited as of the earlier of the following:

(a) the date the Participant dies (if prior to such date he had ceased to be an Employee), or

(b)  the Participant's Forfeiture Date.

All or a portion of a Participant's Nonvested Account shall be forfeited before such earlier date if, after he ceases to be an Agent or Field Manager, he receives, or is deemed to receive, a distribution of his entire Vested Account or a distribution of his Vested Account derived from Company Contributions which were not 100% vested when made, under the RETIREMENT BENEFITS SECTION of Article V, the VESTED BENEFITS SECTION of Article V, or the SMALL AMOUNTS SECTION of
Article X. The forfeiture shall occur as of the date the Participant receives, or is deemed to receive, the distribution. If a Participant receives, or is deemed to receive, his entire Vested Account, his entire Nonvested Account shall be forfeited. If a Participant receives a distribution of his Vested Account from Company Contributions which were not 100% vested when made, but less than his entire Vested Account from such Contributions, the amount to be forfeited shall be




RESTATEMENT JANUARY 1, 1997              25                  ARTICLE III (66777)
determined by multiplying his Nonvested Account from such Contributions by a fraction. The numerator of the fraction is the amount of the distribution derived from Company Contributions which were not 100% vested when made and the denominator of the fraction is his entire Vested Account derived from such Contributions on the date of distribution.

     A Forfeiture shall also occur as provided in the EXCESS AMOUNTS SECTION of this article.

     Forfeitures shall be determined at least once during each Plan Year. Forfeitures may first be used to pay administrative expenses. Forfeitures of Matching Contributions which relate to excess amounts as provided in the EXCESS AMOUNTS SECTION of this article, which have not been used to pay administrative expenses, shall be applied to reduce the earliest Company Contributions made after the Forfeitures are determined. Any other Forfeitures which have not been used to pay administrative expenses shall be applied to reduce the earliest Company Contributions made after the Forfeitures are determined. Upon their application to reduce Company Contributions, Forfeitures shall be deemed to be Company Contributions.

     If a Participant again becomes an Agent or Field Manager after receiving a distribution which caused all or a portion of his Vested Account to be forfeited, he shall have the right to repay to the Plan the entire amount of the distribution he received (excluding any amount of such distribution resulting from Contributions which were 100% vested when made). The repayment must be made in a single sum (repayment in installments is not permitted) before the earlier of the date five years after the date he again becomes an Agent or Field Manager or the end of the first period of five consecutive one-year Periods of Severance which begin after the date of the distribution.

     If the Participant makes the repayment above, the Plan Administrator shall restore to his Account an amount equal to his Nonvested Account which was forfeited on the date of distribution, unadjusted for any investment gains or losses. If no amount is to be repaid because the Participant was deemed to have received a distribution, or only received a distribution of Contributions which were 100% vested when made, and he again performs an Hour-of-Service as an Agent or Field Manager within the repayment period, the Plan Administrator shall restore the Participant's Account as if he had made a required repayment on the date he performed such Hour-of-Service. Restoration of the Participant's Account shall include restoration of all Code Section 411(d)(6) protected benefits with respect to that restored Account, according to applicable Treasury regulations. Provided, however, the Plan Administrator shall not restore the Nonvested Account if (i) a Forfeiture Date has occurred after the date of the distribution and on or before the date of repayment and (ii) that Forfeiture Date would result in a complete forfeiture of the amount the Plan Administrator would otherwise restore.

     The Plan Administrator shall restore the Participant's Account by the close of the Plan Year following the Plan Year in which repayment is made. Permissible sources for the restoration of the Participant's Account are Forfeitures or special Company Contributions. Such special Company Contributions shall be made without regard to profits. The repaid and restored amounts are not included in the Participant's Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of this article.

SECTION 3.03--ALLOCATION.

     A person meets the allocation requirements of this section if he was an Active Participant at any time during the Plan Year.






RESTATEMENT JANUARY 1, 1997              26                  ARTICLE III (66777)

     Elective Deferral Contributions shall be allocated to Participants for whom such Contributions are made under the COMPANY CONTRIBUTIONS SECTION of this article. Such Contributions shall be allocated when made and credited to the Participant's Account.

     Matching Contributions shall be allocated to the persons for whom such Contributions are made under the COMPANY CONTRIBUTIONS SECTION of this article. Such Contributions shall be allocated when made and credited to the person's Account.

     The discretionary Qualified Nonelective Contributions to be used to reduce excess amounts, as described in the COMPANY CONTRIBUTIONS SECTION of this article, shall be allocated as of the last day of the Plan Year only to Nonhighly Compensated Employees who meet the allocation requirements of this section. Such Contributions shall be allocated first to the eligible person with the lowest Annual Compensation for the Plan Year, then to the eligible person with the next lowest Annual Compensation, and so forth, in each case subject to the applicable limits of the CONTRIBUTION LIMITATION SECTION of this article. This amount shall be credited to the person's Account.

SECTION 3.04--CONTRIBUTION LIMITATION.

(a) Definitions. For the purpose of determining the contribution limitation set forth in this section, the following terms are defined.

          ANNUAL ADDITIONS means the sum of the following amounts credited to a Participant's account for the Limitation Year:

          (1)  company contributions;

          (2)  participant contributions; and

          (3)  forfeitures.

          Annual Additions to a defined contribution plan shall also include the following:

          (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2), which are part of a pension or annuity plan maintained by the Company,

          (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code
               Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Company; and

          (6)  allocations under a simplified employee pension.

          For this purpose, any Excess Amount applied under (e) below in the Limitation Year to reduce Company Contributions shall be considered Annual Additions for such Limitation Year.




RESTATEMENT JANUARY 1, 1997              27                  ARTICLE III (66777)

          COMPANY means the Company that adopts this Plan, and all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 415(c) as modified by Code
          Section 415(h)) or affiliated service groups (as defined in Code
          Section 414(m)) of which the adopting Company is a part, and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).

          COMPENSATION means wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Agent or Field Manager by the Company (in the course of the Company's trade or business) for which the Company is required to furnish the Agent or Field Manager a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Compensation must be determined without regard to any rules under. Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code
          Section 3401(a)(2)). The amount reported in the "Wages, Tips and Other Compensation" box on Form W-2 satisfies this definition.

          For any Self-employed Individual, Compensation shall mean Earned
          Income.

          For purposes of applying the limitations of this section, Compensation for a Limitation Year is the Compensation actually paid or made available in gross income during such Limitation Year.

          For Limitation Years beginning after December 31, 1997, for purposes of applying the limitations of this section, Compensation paid or made available during such Limitation Year shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Company at the election of the Agent or Field Manager and which is not includible in the gross income of the Agent or Field Manager by reason of Code Section 125 or 457.

          DEFINED BENEFIT PLAN FRACTION means a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Company, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Code Sections 415(b) and (d) or 140 percent of the Highest Average Compensation, including any adjustments under Code Section 415(b).

          Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Company which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

          DEFINED CONTRIBUTION DOLLAR LIMITATION means $30,000, as adjusted under Code Section 415(d).

          DEFINED CONTRIBUTION PLAN FRACTION means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or






RESTATEMENT JANUARY 1, 1997              28                  ARTICLE III (66777)
          not terminated) maintained by the Company for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Company, and the Annual Additions attributable to all welfare benefit funds, individual medical accounts, and simplified employee pensions, maintained by the Company), and the denominator of which is the sum of the maximum aggregated amounts for the current and all prior Limitation Years of service with the Company (regardless of whether a defined contribution plan was maintained by the Company). The maximum aggregate amount in any Limitation Year is the lesser of (i) 125 percent of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) or (ii) 35 percent of the Participant's Compensation for such year.

          If the Agent or Field Manager was a participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Company which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

          The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual Additions.

          EXCESS AMOUNT means the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

          HIGHEST AVERAGE COMPENSATION means the average Compensation for the three consecutive Years of Service (see the DEFINITIONS SECTION of Article I) with the Company that produces the highest average.

          LIMITATION YEAR means the consecutive 12-month period ending on the last day of each Plan Year, including corresponding consecutive 12-month periods before January 1, 1985. If the Limitation Year is other than the calendar year, execution of this Plan (or any amendment to this Plan changing the Limitation Year) constitutes the Company's adoption of a written resolution electing the Limitation Year. If the Limitation Year is amended to a different consecutive 12-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

          MAXIMUM PERMISSIBLE AMOUNT means the maximum Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year. This amount shall not exceed the lesser of:

          (1)  The Defined Contribution Dollar Limitation, or

          (2) 25 percent of the Participant's Compensation for the Limitation Year.





RESTATEMENT JANUARY 1, 1997              29                  ARTICLE III (66777)

          The compensation limitation referred to in (2) shall not apply to any contribution for medical benefits (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition under Code Section 415(l)(1) or 419A(d)(2).

          If a short Limitation Year is created because of an amendment changing the Limitation Year to a different consecutive 12-month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                  Number of months in the short Limitation Year
                  ---------------------------------------------
                                       12

          PROJECTED ANNUAL BENEFIT means the annual retirement benefit (adjusted to an actuarially equivalent Straight Life Annuity if such benefit is expressed in a form other than a Straight Life Annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the plan assuming:

          (1) the Participant will continue employment until normal retirement age under the plan (or current age, if later), and

          (2) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

          STRAIGHT LIFE ANNUITY means an annuity payable in equal installments for the life of the participant that terminates upon the participant's death.

(b) If the Participant does not participate in, and has never participated in, another qualified plan maintained by the Company or a welfare benefit fund, as defined in Code Section 419(e), maintained by the Company, or an individual medical account, as defined in Code Section 415(l)(2), maintained by the Company, or a simplified employee pension, as defined in Code Section 408(k), maintained by the Company, which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Company Contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

(c) Prior to determining the Participant's actual Compensation for the Limitation Year, the Company may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

(d) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's Actual Compensation for the Limitation Year.





RESTATEMENT JANUARY 1, 1997              30                  ARTICLE III (66777)

(e) If a reasonable error in estimating a Participant's Compensation for the Limitation Year, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code
          Section 415, or under other facts and circumstances allowed by the Internal Revenue Service, there is an Excess Amount, the excess will be disposed of as follows:

          (1) Any nondeductible Voluntary Contributions (plus attributable earnings), to the extent they would reduce the Excess Amount, will be returned (distributed, in the case of earnings) to the Participant.

          (2) If after the application of (1) above an Excess Amount still exists, any Elective Deferral Contributions that are not the basis for Matching Contributions (plus attributable earnings), to the extent they would reduce the Excess Amount, will be distributed to the Participant.

          (3) If after the application of (2) above an Excess Amount still exists, any Elective Deferral Contributions that are the basis for Matching Contributions (plus attributable earnings), to the extent they would reduce the Excess Amount, will be distributed to the Participant. Concurrently with the distribution of such Elective Deferral Contributions, any Matching Contributions which relate to any Elective Deferral Contributions distributed in the preceding sentence, to the extent such application would reduce the Excess Amount, will be applied as provided in (4) or (5) below:

          (4) If after the application of (3) above an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Account will be used to reduce Company Contributions for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

          (5) If after the application of (3) above an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Company Contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

          (6) If a suspense account is in existence at any time during a Limitation Year pursuant to this (e), it will participate in the allocation of investment gains or losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participant's Accounts before any Company Contributions or any Participant Contributions may be made to the Plan for that Limitation Year. Excess Amounts held in a suspense account may not be distributed to Participants or former Participants.

(f) This (f) applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan maintained by the Company, a welfare benefit fund maintained by the Company, an individual medical account maintained by the Company, or a simplified employee pension maintained by the Company which provides an Annual Addition during any Limitation Year. The aggregate Annual Additions under all such plans and funds for the Limitation Year will not exceed the Maximum Permissible Amount. Any reduction necessary shall be made first





RESTATEMENT JANUARY 1, 1997              31                  ARTICLE III (66777)
          to the profit sharing plans, then to all other such plans and funds, if necessary, by reducing first those that were most recently allocated. Welfare benefit funds and individual medical accounts shall be deemed to be allocated first. However, Elective Deferral Contributions shall be the last contributions reduced before the welfare benefit fund or individual medical account is reduced.

(g) If the Company maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. Annual Additions to the defined contribution plan(s) shall be limited to the extent needed to reduce the sum to 1.0 in the same manner in which the Annual Additions are limited to meet the Maximum Permissible Amount. This subparagraph shall cease to apply effective as of the first Limitation Year beginning on or after January 1, 2000.

SECTION 3.05--EXCESS AMOUNTS.

(a) Definitions. For the purposes of this section, the following terms are defined:

          ACP means the average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in a group.

          ADP means the average (expressed as a percentage) of the Deferral Percentages of the Eligible Participants in a group.

          AGGREGATE LIMIT means the greater of:

          (1)  The sum of:

               (i) 125 percent of the greater of the ADP of the Nonhighly Compensated Employees for the prior Plan Year or the ACP of the Nonhighly Compensated Employees under the plan subject to Code
               Section 401(m) for the Plan Year beginning with or within the prior Plan Year of the cash or deferred arrangement, and

               (ii) the lesser of 200 percent or 2 percent plus the lesser of such ADP or ACP.

          (2)  The sum of:

               (i) 125 percent of the lesser of the ADP of the Nonhighly Compensated Employees for the prior Plan Year or the ACP of the Nonhighly Compensated Employees under the plan subject to Code
               Section 401 (m) for the Plan Year beginning with or within the prior Plan Year of the cash or deferred arrangement, and

               (ii) the lesser of 200 percent or 2 percent plus the greater of such ADP or ACP.

          If the Company has elected to use the current testing method, then, in calculating the Aggregate Limit for a particular Plan Year, the Nonhighly Compensated Employees' ADP and ACP for that Plan Year, instead of the prior Plan Year, is used.






RESTATEMENT JANUARY 1, 1997              32                  ARTICLE III (66777)

     CONTRIBUTION PERCENTAGE means the ratio (expressed as a percentage) of the Eligible Participant's Contribution Percentage Amounts to the Eligible Participant's Compensation for the Plan Year (whether or not the Eligible Participant was an Eligible Participant for the entire Plan Year). In modification of the foregoing, Compensation shall be limited to the Compensation received while an Eligible Participant. For an Eligible Participant for whom such Contribution Percentage Amounts for the Plan Year are zero, the percentage is zero.

     CONTRIBUTION PERCENTAGE AMOUNTS means the sum of the Participant Contributions and Matching Contributions (that are not Qualified Matching Contributions taken into account for purposes of the ADP Test) made under the Plan on behalf of the Eligible Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the Contributions to which they relate are Excess Elective Deferrals, Excess Contributions, or Excess Aggregate Contributions. Under such rules as the Secretary of the Treasury shall prescribe, in determining the Contribution Percentage the Company may elect to include Qualified Nonelective Contributions under this Plan which were not used in computing the Deferral Percentage. The Company may also elect to use Elective Deferral Contributions in computing the Contribution Percentage so long as the ADP Test is met before the Elective Deferral Contributions are used in the ACP Test and continues to be met following the exclusion of those Elective Deferral Contributions that are used to meet the ACP Test.

     DEFERRAL PERCENTAGE means the ratio (expressed as a percentage) of Elective Deferral Contributions under this Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year (whether or not the Eligible Participant was an Eligible Participant for the entire Plan Year). In modification of the foregoing, Compensation shall be limited to the Compensation received while an Eligible Participant. The Elective Deferral Contributions used to determine the Deferral Percentage shall include Excess Elective Deferrals (other than Excess Elective Deferrals of Nonhighly Compensated Employees that arise solely from Elective Deferral Contributions made under this Plan or any other plans of the Company or a Controlled Group member), but shall exclude Elective Deferral Contributions that are used in computing the Contribution Percentage (provided the ADP Test is satisfied both with and without exclusion of these Elective Deferral Contributions). Under such rules as the Secretary of the Treasury shall prescribe, the Company may elect to include Qualified Nonelective Contributions and Qualified Matching Contributions under this Plan in computing the Deferral Percentage. For an Eligible Participant for whom such contributions on his behalf for the Plan Year are zero, the percentage is zero.

     ELECTIVE DEFERRAL CONTRIBUTIONS means any employer contributions made to a plan at the election of a participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a participant's Elective Deferral Contributions are the sum of all Company contributions made on behalf of such participant pursuant to an election to defer under any qualified cash or deferred arrangement described in Code
     Section 401(k), any salary reduction simplified employee pension plan described in Code Section 408(k)(6), any SIMPLE IRA plan described in Code
     Section 408(p), any eligible deferred compensation plan under Code Section 457, any plan described under Code Section 501(c)(18), and any employer contributions made on behalf of a participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a






RESTATEMENT JANUARY 1, 1997              33                  ARTICLE III (66777)
     salary reduction agreement. Elective Deferral Contributions shall not include any deferrals properly distributed as excess annual additions.

     ELIGIBLE PARTICIPANT means, for purposes of determining the Deferral Percentage, any Agent or Field Manager who is otherwise entitled to make Elective Deferral Contributions under the terms of the Plan for the Plan Year. Eligible Participant means, for purposes of determining the Contribution Percentage, any Agent or Field Manager who is eligible (i) to make a Participant Contribution or an Elective Deferral Contribution (if the Company takes such contributions into account in the calculation of the Contribution Percentage), or (ii) to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If a Participant Contribution is required as a condition of participation in the Plan, any Agent or Field Manager who would be a Participant in the Plan if such Agent or Field Manager made such a contribution shall be treated as an-Eligible Participant on behalf of whom no Participant Contributions are made.

     EXCESS AGGREGATE CONTRIBUTIONS means, with respect to any Plan Year, the excess of:

     (1) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

     (2) The maximum Contribution Percentage Amounts permitted by the ACP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

     Such determination shall be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

     EXCESS CONTRIBUTIONS means, with respect to any Plan Year, the excess of:

     (1) The aggregate amount of Company contributions actually taken into account in computing the Deferral Percentage of Highly Compensated Employees for such Plan Year, over

     (2) The maximum amount of such contributions permitted by the ADP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in the order of the Deferral Percentages, beginning with the highest of such percentages).

     Such determination shall be made after first determining Excess Elective Deferrals.

     EXCESS ELECTIVE DEFERRALS means those Elective Deferral Contributions that are includible in a Participant's gross income under Code Section 402(g) to the extent such Participant's Elective Deferral Contributions for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of this article, under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

     MATCHING CONTRIBUTIONS means employer contributions made to this or any other defined contribution plan, or to a contract described in Code Section 403(b), on behalf of a participant on account of a Participant Contribution made by such participant, or on account of a participant's





RESTATEMENT JANUARY 1, 1997              34                  ARTICLE III (66777)

     Elective Deferral Contributions, under a plan maintained by the Company or a Controlled Group member.

     PARTICIPANT CONTRIBUTIONS means contributions made to the plan by or on behalf of a participant that are included in the participant's gross income in the year in which made and that are maintained under a separate account to which the earnings and losses are allocated.

     QUALIFIED MATCHING CONTRIBUTIONS means Matching Contributions which are subject to the distribution and nonforfeitability requirements under Code
     Section 401(k) when made.

     QUALIFIED NONELECTIVE CONTRIBUTIONS means any employer contributions (other than Matching Contributions) which an employee may not elect to have paid to him in cash instead of being contributed to the plan and which are subject to the distribution and nonforfeitability requirements under Code
     Section 401k) when made.

(b) Excess Elective Deferrals. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator in writing on or before the first following March 1 of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferral Contributions made to this Plan and any other plan of the Company or a Controlled Group member. The Participant's claim for Excess Elective Deferrals shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferrals will exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred. The Excess Elective Deferrals assigned to this Plan cannot exceed the Elective Deferral Contributions allocated under this Plan for such taxable year.

     Notwithstanding any other provisions of the Plan, Elective Deferral Contributions in an amount equal to the Excess Elective Deferrals assigned to this Plan, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

     The Excess Elective Deferrals shall be adjusted for income or loss. The income or loss allocable to such Excess Elective Deferrals shall be equal to the income or loss allocable to the Participant's Elective Deferral Contributions for the taxable year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Elective Deferrals. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such taxable year (as of the end of such taxable year) of the Participant's Account resulting from Elective Deferral Contributions.

     Any Matching Contributions which were based on the Elective Deferral Contributions which are distributed as Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be forfeited.

(c) ADP Test. As of the end of each Plan Year after Excess Elective Deferrals have been determined, the Plan must satisfy the ADP Test. The ADP Test shall be satisfied using the prior year testing method, unless the Company has elected to use the current year testing method.





RESTATEMENT JANUARY 1, 1997              35                  ARTICLE III (66777)

     (1) Prior Year Testing Method. The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the prior year's ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

          (i) The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

          (ii) The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year:

               A. shall not exceed the prior year's ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 2, and

               B.   the difference between such ADPs is not more than 2.

          If this is not a successor plan, for the first Plan Year the Plan permits any Participant to make Elective Deferral Contributions, for purposes of the foregoing tests, the prior year's Nonhighly Compensated Employees' ADP shall be 3 percent, unless the Company has elected to use the Plan Year's ADP for these Eligible Participants.

     (2) Current Year Testing Method. The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the ADP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year must satisfy one of the following tests:

          (i) The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

          (ii) The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year:

               A. shall not exceed the ADP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, and

               B.   the difference between such ADP's is not more than 2.

          If the Company has elected to use the current year testing method, that election cannot be changed unless (i) the Plan has been using the current year testing method for the preceding five Plan Years, or if less, the number of Plan Years the Plan has been in existence; or (ii) the Plan otherwise meets one of the conditions specified in Internal Revenue Service Notice 98-1 (or superseding guidance) for changing from the current year testing method.




RESTATEMENT JANUARY 1, 1997              36                  ARTICLE III (66777)

          A Participant is a Highly Compensated Employee for a particular Plan Year if he meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Nonhighly Compensated Employee for a particular Plan Year if he does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

          The Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferral Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferral Contributions for purposes of the ADP Test) allocated to his account under two or more arrangements described in Code Section 401(k) that are maintained by the Company or a Controlled Group member shall be determined as if such Elective Deferral Contributions (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. The foregoing notwithstanding, certain plans shall be treated as separate if mandatorily disaggregated under the regulations of Code Section 401(k).

          In the event this Plan satisfies the requirements of Code Section 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the Deferral Percentage of Agents and Field Managers as if all such plans were a single plan. Any adjustments to the Nonhighly Compensated Employee ADP for the prior year shall be made in accordance with Internal Revenue Service Notice 98-1 (or superseding guidance), unless the Company has elected to use the current year testing method.

          For purposes of the ADP Test, Elective Deferral Contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.

          The Company shall maintain records sufficient to demonstrate satisfaction of the ADP Test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

          If the Plan Administrator should determine during the Plan Year that the ADP Test is not being met, the Plan Administrator may limit the amount of future Elective Deferral Contributions of the Highly Compensated Employees.

          Notwithstanding any other provisions of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts Such Excess Contributions were allocated for the preceding Plan Year. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of Company contributions taken into account in calculating the ADP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Company contributions and continuing in descending order until all of the Excess Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Contributions. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess



RESTATEMENT JANUARY 1, 1997              37                  ARTICLE III (66777)
          amounts arose, a 10 percent excise tax shall be imposed on the employer maintaining the plan with respect to such amounts.

          Excess Contributions shall be treated as Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of this article.

          The Excess Contributions shall be adjusted for income or loss. The income or loss allocable to such Excess Contributions allocated to each Participant shall be equal to the income or loss allocable to the Participant's Elective Deferral Contributions (and, if applicable, Qualified Nonelective Contributions or Qualified Matching Contributions, or both) for the Plan Year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Contributions. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such Plan Year (as of the end of such Plan Year) of the Participant's Account resulting from Elective Deferral Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if such contributions are included in the ADP Test).

          Excess Contributions allocated to a Participant shall be distributed from the Participant's Account resulting from Elective Deferral Contributions. If such Excess Contributions exceed the balance in the Participant's Account resulting from Elective Deferral Contributions, the balance shall be distributed from the Participant's Account resulting from Qualified Matching Contributions (if applicable) and Qualified Nonelective Contributions, respectively.

          Any Matching Contributions which were based on the Elective Deferral Contributions which are distributed as Excess Contributions, plus any income and minus any loss allocable thereto, shall be forfeited.

(d) ACP Test. As of the end of each Plan Year, the Plan must satisfy the ACP Test. The ACP Test shall be satisfied using the prior year testing method, unless the Company has elected to use the current year testing method.

     (1) Prior Year Testing Method. The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the prior year's ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

               (i) The ACP for the Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

               (ii) The ACP for a Plan. Year for Eligible Participants who are
                    Highly Compensated Employees for the Plan Year:

                    A. shall not exceed the prior year's ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 2, and

                    B.   the difference between such ACPs is not more than 2.





RESTATEMENT JANUARY 1, 1997              38                  ARTICLE III (66777)

               If this is not a successor plan, for the first Plan Year the Plan permits any Participant to make Participant Contributions, provides for Matching Contributions, or both, for purposes of the foregoing tests, the prior year's Nonhighly Compensated Employees' ACP shall be 3 percent, unless the Company has elected to use the Plan Year's ACP for these Eligible Participants.

     (2) Current Year Testing Method. The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year must satisfy one of the following tests:

               (i) The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

               (ii) The ACP for a Plan Year for Eligible Participants who are
                    Highly Compensated Employees for the Plan Year:

                    A. shall not exceed the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, and

                    B.   the difference between such ACPs is not more than 2.

               If the Company has elected to use the current year testing method, that election cannot be changed unless (i) the Plan has been using the current year testing method for the preceding five Plan Years, or if less, the number of Plan Years the Plan has been in existence; or (ii) the Plan otherwise meets one of the conditions specified in Internal Revenue Service Notice 98-1 (or superseding guidance) for changing from the current year testing method.

     A Participant is a Highly Compensated Employee for a particular Plan Year if he meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Nonhighly Compensated Employee for a particular Plan Year if he does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

     Multiple Use. If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the ACP Test maintained by the Company or a Controlled Group member, and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Contribution Percentage of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced in the manner described below for allocating Excess Aggregate Contributions so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP Test and ACP Test and are deemed to be the maximum permitted under such tests for the Plan Year. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP, respectively, of the Nonhighly Compensated Employees.





RESTATEMENT JANUARY 1, 1997              39                  ARTICLE III (66777)

     The Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Code Section 401(a) or arrangements described in Code
     Section 401(k) that are maintained by the Company or a Controlled Group member shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. The foregoing notwithstanding, certain plans shall be treated as separate if mandatorily disaggregated under the regulations of Code Section 401(m).

     In the event this Plan satisfies the requirements of Code Section 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of Agents and Field Managers if all such plans were a single plan. Any adjustments to the Nonhighly Compensated Employee ACP for the prior year shall be made in accordance with Internal Revenue Service Notice 98-1 (or superseding guidance), unless the Company has elected to use the current year testing method.

     For purposes of the ACP Test, Participant Contributions are considered to have been made in the Plan Year in which contributed to the Plan. Matching Contributions and Qualified Nonelective Contributions will be considered to have been made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

     The Company shall maintain records sufficient to demonstrate satisfaction of the ACP Test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

     Notwithstanding any other provisions of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if not vested, or distributed, if vested, no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all of the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Aggregate Contributions. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10 percent excise tax shall be imposed on the employer maintaining the plan with respect to such amounts.

     Excess Aggregate Contributions shall be treated as Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of this article.

     The Excess Aggregate Contributions shall be adjusted for income or loss. The income or loss allocable to such Excess Aggregate Contributions allocated to each Participant shall be equal to the income or loss allocable to the Participant's Contribution Percentage Amounts for the Plan






RESTATEMENT JANUARY 1, 1997              40                  ARTICLE III (66777)

     Year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Aggregate Contributions. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such Plan Year (as of the end of such Plan Year) of the Participant's Account resulting from Contribution Percentage Amounts.

     Excess Aggregate Contributions allocated to a Participant shall be distributed from the Participant's Account resulting from Participant Contributions that are not required as a condition of employment or participation or for obtaining additional benefits from Company Contributions. If such Excess Aggregate Contributions exceed the balance in the Participant's Account resulting from such Participant's Contributions, the balance shall be forfeited, if not vested, or distributed, if vested, on a pro-rata basis from the Participant's Account resulting from Contribution Percentage Amounts.

(e) Company Elections. The Company has made an election to use the current year testing method.




RESTATEMENT JANUARY 1, 1997              41                  ARTICLE III (66777)

                                   ARTICLE IV

                           INVESTMENT OF CONTRIBUTIONS

SECTION 4.01--INVESTMENT AND TIMING OF CONTRIBUTIONS.

        The handling of Contributions is governed by the provisions of the Trust Agreement, the Annuity Contract, and any other funding arrangement in which the Plan Fund is or may be held or invested. To the extent permitted by the Trust Agreement, Annuity Contract, or other funding arrangement, the parties named below shall direct the Contributions to the guaranteed benefit policy portion of the Annuity Contract, any of the investment options available under the Annuity Contract, or any of the investment vehicles available under the Trust Agreement and may request the transfer of amounts resulting from those Contributions between such investment options and investment vehicles or the transfer of amounts between the guaranteed benefit policy portion of the Annuity Contract and such investment options and investment vehicles. A Participant may not direct the Trustee or Insurer to invest the Participant's Account in collectibles. Collectibles mean any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage, or other tangible personal property specified by the Secretary of the Treasury. However, for tax years beginning after December 31, 1997, certain coins and bullion as provided in Code Section 408(m)(3) shall not be considered collectibles. To the extent that a Participant who has investment direction fails to give timely direction, the Company shall direct the investment of his Account. If the Company has investment direction, such Account shall be invested ratably in the guaranteed benefit policy portion of the Annuity Contract, the investment options available under the Annuity Contract, or the investment vehicles available under the Trust Agreement in the same manner as the Accounts of all other Participants who do not direct their investments. The Company shall have investment direction for amounts which have not been allocated to Participants. To the extent an investment is no longer available, the Company may require that amounts currently held in such investment be reinvested in other investments.

        At least annually, the Named Fiduciary shall review all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine appropriate methods of carrying out the Plan's objectives. The Named Fiduciary shall inform the Trustee and any Investment Manager of the Plan's short-term and long-term financial needs so the investment policy can be coordinated with the Plan's financial requirements.

        (a) Company Contributions other than Elective Deferral Contributions:
            The Participant shall direct the investment of such Company Contributions and transfer of amounts resulting from those Contributions.

        (b) Elective Deferral Contributions: The Participant shall direct the investment of Elective Deferral Contributions and transfer of amounts resulting from those Contributions.

        (c) Participant Contributions: The Participant shall direct the investment of Participant Contributions and transfer of amounts resulting from those Contributions.

        (d) Rollover Contributions: The Participant shall direct the investment of Rollover Contributions and transfer of amounts resulting from those Contributions.




RESTATEMENT JANUARY 1, 1997             42                    ARTICLE IV (66777)

        However, the Named Fiduciary may delegate to the Investment Manager investment discretion for Contributions and amounts which are not subject to Participant direction.

        The Company shall pay to the Insurer or Trustee, as applicable, the Elective Deferral Contributions and Qualified Nonelective Contributions for each Plan Year not later than the end of the 12-month period immediately following the Plan Year for which they are deemed to be paid.

        All Contributions are forwarded by the Company to the Trustee to be deposited in the Trust Fund or to the Insurer to be deposited under the Annuity Contract, as applicable. Contributions that are accumulated through payroll deduction shall be paid to the Trustee or Insurer, as applicable, by the earlier of (i) the date the Contributions can reasonably be segregated from the Company's assets, or (ii) the 15th business day of the month following the month in which the Contributions would otherwise have been paid in cash to the Participant.





RESTATEMENT JANUARY 1, 1997             43                    ARTICLE IV (66777)

                                    ARTICLE V

                                    BENEFITS

SECTION 5.01--RETIREMENT BENEFITS.

        On a Participant's Retirement Date, his Vested Account shall be distributed to him according to the distribution of benefits provisions of
Article VI and the provisions of the SMALL AMOUNTS SECTION of Article IX.

SECTION 5.02--DEATH BENEFITS.

        If a Participant dies before his Annuity Starting Date, his Vested Account shall be distributed according to the distribution of benefits provisions of Article VI and the provisions of the SMALL AMOUNTS SECTION of
Article IX.

SECTION 5.03--VESTED BENEFITS.

        If an Inactive Participant does not receive an earlier distribution, upon his Retirement Date or death, his Vested Account shall be distributed according to the provisions of the RETIREMENT BENEFITS SECTION or the DEATH BENEFITS SECTION of Article V.

        The Nonvested Account of an Inactive Participant who has ceased to be an Agent or Field Manager shall remain a part of his Account until it becomes a Forfeiture. However, if he again becomes an Agent or Field Manager so that his Vesting Percentage can increase, the Nonvested Account may become a part of his Vested Account.

SECTION 5.04--WHEN BENEFITS START.

        (a) Unless otherwise elected, benefits shall begin before the 60th day following the close of the Plan Year in which the latest date below occurs:

            (1) The date the Participant attains age 65.

            (2) The 10th anniversary of the Participant's Entry Date.

            (3) The date the Participant ceases to be an Agent or Field Manager.

            Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of the ELECTION PROCEDURES SECTION of Article VI, shall be deemed to be an election to defer the start of benefits sufficient to satisfy this section.

            The Participant may elect to have his benefits begin after the latest date for beginning benefits described above, subject to the following provisions of this section. The Participant shall make the election in writing. Such election must be made before the date he attains age 65 or the







RESTATEMENT JANUARY 1, 1997             44                     ARTICLE V (66777)
date he ceases to be an Agent or Field Manager, if later. The election must describe the form of distribution and the date benefits will begin. The Participant shall not elect a date for beginning benefits or a form of distribution that would result in a benefit payable when he dies which would be more than incidental within the meaning of governmental regulations.

Benefits shall begin on an earlier date if otherwise provided in the Plan. For example, the Participant's Retirement Date or Required Beginning Date, as defined in the DEFINITIONS SECTION of Article VII.

        (b) The Participant's Vested Account which results from Elective Deferral Contributions and Qualified Nonelective Contributions may not be distributed to a Participant or to his Beneficiary (or Beneficiaries) in accordance with the Participant's or Beneficiary's (or Beneficiaries') election, earlier than separation from service, death, or disability. Such amount may also be distributed upon:

            (1) Termination of the Plan, as permitted in Article VIII.

            (2) The disposition by the Company, if the Company is a corporation, to an unrelated corporation of substantially all of the assets, within the meaning of Code Section 409(d)(2), used in a trade or business of the Company if the Company continues to maintain the Plan after the disposition, but only with respect to Agents or Field Managers who continue employment with the corporation acquiring such assets.

            (3) The disposition by the Company, if the Company is a corporation, to an unrelated entity of the Company's interest in a subsidiary, within the meaning of Code Section 409(d)(3), if the Company continues to maintain the Plan, but only with respect to Agents or Field Managers who continue employment with such subsidiary.

            (4) The attainment of age 59 1/2 as permitted in the WITHDRAWAL
                BENEFITS SECTION of this article.

            (5) The hardship of the Participant as permitted in the WITHDRAWAL
                BENEFITS SECTION of this article.

All distributions that may be made pursuant to one or more of the foregoing distributable events will be a retirement benefit and shall be distributed to the Participant according to the distribution of benefit provisions of Article
VI. In addition, distributions that are triggered by (1), (2) and (3) above must be made in a lump sum.

SECTION 5.05--WITHDRAWAL BENEFITS.

        A Participant may withdraw any part of his Vested Account resulting from Voluntary Contributions. A Participant may make such a withdrawal at any time.

        A Participant may withdraw any part of his Vested Account resulting from Rollover Contributions. A Participant may make such a withdrawal at any time.




RESTATEMENT JANUARY 1, 1997             45                     ARTICLE V (66777)

        Before the earlier of (i) the date he ceases to be an Agent or Field Manager, or (ii) the date he becomes Totally and Permanently Disabled, a Participant who has attained age 59 1 /2 and who has been eligible to participate in the Plan for five years may withdraw any part of his Vested Account which results from the following Contributions:

        Elective Deferral Contributions

The amount of such withdrawal must be at least $500. A Participant may make only one such withdrawal in any 12-month period.

        Before the earlier of (i) the date he ceases to be an Agent or Field Manager, or (ii) the date he becomes Totally and Permanently Disabled, a Participant who has been eligible to participate in the Plan for five years may withdraw all or any part of his Vested Account which results from the following
Contributions:

        Matching Contributions

The amount of such withdrawal must be at least $500.

An Active Participant may make only one such withdrawal in any 12-month period.

        Before the earlier of (i) the date he ceases to be an Agent or Field Manager, or (ii) the date he becomes Totally and Permanently Disabled, Participant may withdraw any part of his Vested Account which results from the following Contributions:

        Elective Deferral Contributions

in the event of hardship due to an immediate and heavy financial need. Withdrawals from the Participant's Account resulting from Elective Deferral Contributions shall be limited to the amount of the Participant's Elective Deferral Contributions plus income allocable thereto credited to his Account as of December 31, 1988. Immediate and heavy financial need shall be limited to:
(i) expenses incurred or necessary for medical care, described in Code Section 213(d), of the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152); (ii) purchase (excluding mortgage payments) of a principal residence for the Participant; (iii) payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents; (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or (v) any other distribution which is deemed by the Commissioner of Internal Revenue to be made on account of immediate and heavy financial need as provided in Treasury regulations.

        No withdrawal shall be allowed which is in excess of the amount required to relieve the financial need or if such need can be satisfied from other resources that are reasonably available to the Participant. The amount of an immediate and heavy financial need may include any amount necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. The Participant's request for a withdrawal shall include his written statement that the amount requested does not exceed the amount needed to meet the financial need. The Participant's request for a withdrawal shall include his written statement that the need cannot be relieved:
(i) through reimbursement or compensation by insurance or otherwise; (ii) by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause immediate and heavy financial need; (iii) by cessation of elective contributions or participant contributions





RESTATEMENT JANUARY 1, 1997             46                     ARTICLE V (66777)
under the Plan; or, (iv) by other distributions or nontaxable (at the time of the loan) loans currently available from plans maintained by the Company or any other Company, or by borrowing from commercial sources on reasonable commercial terms. The amount of the first such withdrawal must be equal to at least the lesser of (i) $500 or (ii) the amount which is available for withdrawal. The amount of any subsequent withdrawal must be equal to at least $500. If the minimum withdrawal is more than the amount needed to meet the financial need, no withdrawal may be made.

        A request for withdrawal shall be made in such manner and in accordance with such rules as the Company will prescribe for this purpose (including by means of voice response or other electronic means under circumstances the Company permits). Withdrawals shall be a retirement benefit and shall be distributed to the Participant according to the distribution of benefits provisions of Article VI. A forfeiture shall not occur solely as a result of a withdrawal.

SECTION 5.06--LOANS TO PARTICIPANTS.

        Loans shall be made available to all Participants on a reasonably equivalent basis. For purposes of this section, and unless otherwise specified, Participant means any Participant or Beneficiary who is a party-ininterest as defined in ERISA. Loans shall not be made to Highly Compensated Employees in an amount greater than the amount made available to other Participants.

        No loans will be made to any shareholder-employee or Owner-employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Code Section 318(a)(1), on any day during the taxable year of such corporation, more than 5 percent of the outstanding stock of the corporation.

        A loan to a Participant shall be a Participant-directed investment of his Account. The loan is a Trust Fund investment but no Account other than the borrowing Participant's Account shall share in the interest paid on the loan or bear any expense or loss incurred because of the loan.

        The number of outstanding loans shall be limited to two. No more than two loans shall be approved for any Participant in any 12-month period. The minimum amount of any loan shall be $500.

        Loans must be adequately secured.

        The amount of the loan shall not exceed the maximum amount that may be treated as a loan under Code Section 72(p) (rather than a distribution) to the Participant and shall 6e equal to the lesser of (a) or (b) below:

        (a) $50,000, reduced by the highest outstanding loan balance of loans during the one-year period ending on the day before the new loan is made.

        (b) The greater of (1) or (2), reduced by (3) below:

            (1) One-half of the Participant's Vested Account.

            (2) $10,000.

            (3) Any outstanding loan balance on the date the new loan is made.






RESTATEMENT JANUARY 1, 1997             47                     ARTICLE V (66777)

For purposes of this maximum, a Participant's Vested Account does not include any accumulated deductible employee contributions, as defined in Code Section 72(o)(5)(B), and all qualified Company plans, as defined in Code Section 72(p)(4), of the Company and any Controlled Group member shall be treated as one plan.

        The foregoing notwithstanding, the amount of such loan shall not exceed 50 percent of the amount of the Participant's Vested Account, reduced by any outstanding loan balance on the date the new loan is made. For purposes of this maximum, a Participant's Vested Account does not include any accumulated deductible employee contributions, as defined in Code Section 72(o)(5)(B). No collateral other than a portion of the Participant's Vested Account (as limited above) shall be accepted. The Loan Administrator shall determine if the collateral is adequate for the amount of the loan requested.

        Notwithstanding any other provision of this Plan, the portion of the Participant's Vested Account used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Vested Account payable at the time of the death or distribution, but only if the reduction is used as repayment of the loan. If less than 100 percent of the Participant's Vested Account (determined without regard to the preceding sentence) is payable to the surviving spouse, then the Vested Account shall be adjusted by first reducing the Vested Account by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

        Each loan shall bear a reasonable fixed rate of interest to be determined by the Loan Administrator. In determining the interest rate, the Loan Administrator shall take into consideration fixed interest rates currently being charged by commercial lenders for loans of comparable risk on similar terms and for similar durations, so that the interest will provide for a return commensurate with rates currently charged by commercial lenders for loans made under similar circumstances. The Loan Administrator shall not discriminate among Participants in the matter of interest rates; but loans granted at different times may bear different interest rates in accordance with the current appropriate standards.

        The loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan. The period of repayment for any loan shall be arrived at by mutual agreement between the Loan Administrator and the Participant.

        The Participant shall make an application for a loan in such manner and in accordance with such rules as the Company shall prescribe for this purpose (including by means of voice response or other electronic means under circumstances the Company permits). The application must specify the amount and duration requested.

        Information contained in the application for the loan concerning the income, liabilities, and assets of the Participant will be evaluated to determine whether there is a reasonable expectation that the Participant will be able to satisfy payments on the loan as due. Additionally, the Loan Administrator will pursue any appropriate further investigations concerning the creditworthiness and credit history of the Participant to determine whether a loan should be approved.

        Each loan shall be fully documented in the form of a promissory note signed by the Participant for the face amount of the loan, together with interest determined as specified above.

        There will be an assignment of collateral to the Plan executed at the time the loan is made.






RESTATEMENT JANUARY 1, 1997             48                     ARTICLE V (66777)

        In those cases where repayment through payroll deduction is available, installments are so payable, and a payroll deduction agreement shall be executed by the Participant at the time the loan is made. Loan repayments that are accumulated through payroll deduction shall be paid to the Trustee by the earlier of (i) the date the loan repayments can reasonably be segregated from the Company's assets, or (ii) the 15th business day of the month following the month in which such amounts would otherwise have been paid in cash to the Participant.

        Where payroll deduction is not available, payments in cash are to be timely made. Any payment that is not by payroll deduction shall be made payable to the Company or the Trustee, as specified in the promissory note, and delivered to the Loan Administrator, including prepayments, service fees and penalties, if any, and other amounts due under the note. The Loan Administrator shall deposit such amounts into the Plan as soon as administratively practicable after they are received, but in no event later than the 15th business day of the month after they are received.

        The promissory note may provide for reasonable late payment penalties and service fees. Any penalties or service fees shall be applied to all Participants in a nondiscriminatory manner. If the promissory note so provides, such amounts may be assessed and collected from the Account of the Participant as part of the loan balance.

        Each loan may be paid prior to maturity, in part or in full, without penalty or service fee, except as may be set out in the promissory note.

        If a Participant separates from service (or takes a leave of absence) from the Company because of service in the military and does not receive a distribution of his Vested Account, the Plan shall suspend loan payments until the Participant's completion of military service or until the Participant's fifth anniversary of commencement of military service, if earlier, as permitted under Code Section 414(u). The Loan Administrator shall provide the Participant a written explanation of the effect of his military service upon his loan.

        If any amount remains unpaid for more than 90 days after due, a default is deemed to occur.

        Upon default, the Plan has the right to pursue any remedy available by law to satisfy the amount due, along with accrued interest, including the right to enforce its claim against the security pledged and execute upon the collateral as allowed by law. In addition, once a loan has been defaulted, a Participant will not be able to reapply for a loan under the Plan for a 3-year period beginning on the date of default.

        The entire principal balance whether or not otherwise then due, shall become immediately due and payable without demand or notice, and subject to collection or satisfaction by any lawful means, including specifically, but not limited to, the right to enforce the claim against the security pledged and to execute upon the collateral as allowed by law.

        (a) any payment of principal or interest or any other amount due under the promissory note, or any portion thereof, is not made for a period of 90 days after due;

        (b) the making of furnishing of any representation or statement to the Plan by or on behalf of the Participant proves to have been false in any material respect when made or furnished; or





RESTATEMENT JANUARY 1, 1997             49                     ARTICLE V (66777)

        (c) dissolution, insolvency, business failure, appointment of receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws of, by or against the Participant occurs.

        In the event of default, foreclosure on the note and attachment of security or use of amounts pledged to satisfy the amount then due shall not occur until a distributable event occurs in accordance with the Plan, and shall not occur to an extent greater than the amount then available upon any distributable event which has occurred under the Plan.

        All reasonable costs and expenses, including but not limited to attorney's fees, incurred by the Plan in connection with any default or in any proceeding to enforce any provision of a promissory note or instrument by which a promissory note for a Participant loan is secured, shall be assessed and collected from the Account of the Participant as part of the loan balance.

        If payroll deduction is being utilized, in the event that a Participant's available payroll deduction amounts in any given month are insufficient to satisfy the total amount due, there will be an increase in the amount taken subsequently, sufficient to make up the amount that is then due. If any amount remains past due more than 90 days, the entire principal amount, whether or not otherwise then due, along with interest then accrued and any other amount then due under the promissory note, shall become due and payable, as above.

        If no distributable event has occurred under the Plan at the time that the Participant's Vested Account would otherwise be used under this provision to pay any amount due under the outstanding loan, this will not occur until the time, or in excess of the extent to which, a distributable event occurs under the Plan. An outstanding loan will become due and payable in full 60 days after a Participant ceases to be an Agent or Field Manager and a party-in-interest as defined in ERISA or after complete termination of the Plan.

SECTION 5.07--QUALIFIED DOMESTIC RELATIONS ORDERS.

        The Plan specifically permits distributions to an Alternate Payee under a qualified domestic relations order as defined in Code Section 414(p), at any time, irrespective of whether the Participant has attained his earliest retirement age, as defined in Code Section 414(p), under the Plan. A distribution to an Alternate Payee before the Participant has attained his earliest retirement age is available only

        (a) the order specifies that distribution shall be made prior to the earliest retirement age or allows the Alternate payee to elect a distribution prior to the earliest retirement age; and

        (b) if the present value of the Alternate Payee's benefits under the Plan exceeds $5,000 ($3,500 for Plan Years beginning before August 6, 1997), and the order requires the alternate Payee consents to any distribution occurring before the Participant's attainment of earliest retirement age, as defined in code Section 414(p).

        Nothing in this section shall permit a Participant to receive a distribution at a time otherwise not permitted under the Plan nor shall it permit the Alternate Payee to receive a form of payment not permitted under the Plan.

        The benefit payable to an Alternate Payee shall be subject to the provisions of the SMALL AMOUNTS SECTION of Article X if the value of the benefit does not exceed $5,000 ($3,500 for Plan Years beginning before August 6, 1997).





RESTATEMENT JANUARY 1, 1997             50                     ARTICLE V (66777)

        The Plan Administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Plan Administrator shall promptly notify the Participant and the Alternate Payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator shall determine the qualified status of the order and shall notify the Participant and each Alternate Payee, in writing, of its determination. The Plan Administrator shall provide notice under this paragraph by mailing to the individual's address specified in- the domestic relations order, or in a manner consistent with Department of Labor regulations. The Plan Administrator may treat as qualified any domestic relations order entered into before January 1, 1985, irrespective of whether it satisfies all the requirements described in Code Section 414(p).

        If any portion of the Participant's Vested Account is payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, a separate accounting shall be made of the amount payable. If the Plan Administrator determines the order is a qualified domestic relations order within 18 months of the date amounts are first payable following receipt of the order, the payable amounts shall be distributed in accordance with the order. If the Plan Administrator does not make its determination of the qualified status of the order within the 18-month determination period, the payable amounts shall be distributed in the manner the Plan would distribute if the order did not exist and the order shall apply prospectively if the Plan Administrator later determines the order is a qualified domestic relations order.

        The Plan shall make payments or distributions required under this section by separate benefit checks or other separate distribution to the Alternate Payee(s).




RESTATEMENT JANUARY 1, 1997             51                     ARTICLE V (66777)

                                   ARTICLE VI

                            DISTRIBUTION OF BENEFITS

SECTION 6.01--AUTOMATIC FORMS OF DISTRIBUTION.

        Unless an optional form of benefit is selected pursuant to a qualified election within the election period (see the ELECTION PROCEDURES SECTION of this article), the automatic form of benefit payable to or on behalf of a Participant is determined as follows:

        (a) Retirement Benefits. The automatic form of retirement benefit for a Participant who does not die before his Annuity Starting Date shall be:

            (1) The Qualified Joint and Survivor Annuity for a Participant who
                has a spouse.

            (2) The Normal Form for a Participant who does not have a spouse.

        (b) Death Benefits. The automatic form of death benefit for a Participant who dies before his Annuity Starting Date shall be:

            (1) A Qualified Preretirement Survivor Annuity for a Participant who
                has a spouse to whom he has been continuously married throughout the one-year period ending on the date of his death. The spouse may elect to start receiving the death benefit on any last day of the month on or after the Participant dies and by the date the Participant would have been age 70 1/2. If the spouse dies before benefits start, the Participant's Vested Account, determined as of the date of the spouse's death, shall be paid to the spouse's Beneficiary.

            (2) A single-sum payment to the Participant's Beneficiary for a
                Participant who does not have a spouse who is entitled to a Qualified Preretirement Survivor Annuity.

            Before a death benefit will be paid on account of the death of a Participant who does not have a spouse who is entitled to a Qualified Preretirement Survivor Annuity, it must be established to the satisfaction of a plan representative that the Participant does not have such a spouse.

SECTION 6.02--OPTIONAL FORMS OF DISTRIBUTION.

        (a) Retirement Benefits. The optional forms of retirement benefit shall be the following: (i) a straight life annuity; (ii) single life annuities with certain periods of 5, 10 or 15 years; (iii) a single life annuity with installment refund; (iv) survivorship life annuities with installment refund and survivorship percentages of 50%, 66 2/3% or 100%; (v) fixed period annuities for any period of whole months which is not less than 60 and does not exceed the Life Expectancy, as defined in Article VII, of the Participant where the Life Expectancy is not recalculated; and (vi) a full flexibility option. A single sum payment is also available.

            The full flexibility option is an optional form of benefit under which the Participant receives a distribution each calendar year, beginning with the calendar year in which his Annuity Starting Date occurs. The Participant may elect the amount to be distributed each year (not less than




RESTATEMENT JANUARY 1, 1997             52                    ARTICLE VI (66777)

            $1,000). The amount payable in his first Distribution Calendar Year, as defined in Article VII, must satisfy the minimum distribution requirements of Article VII for such year.

            Distributions for later Distribution Calendar Years, as defined in
            Article VII, must satisfy the minimum distribution requirements of
            Article VII for such years. If the Participant's Annuity Starting Date does not occur until his second Distribution Calendar Year, as defined in Article VII, the amount payable for such year must satisfy the minimum distribution requirements of Article VII for both the first and second Distribution Calendar Years, as defined in
            Article VII.

            Election of an optional form is subject to the qualified election provisions of the ELECTION PROCEDURES SECTION of this article and the distribution requirements of Article VII.

            Any annuity contract distributed shall be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or spouse shall comply with the requirements of this Plan.

        (b) Death Benefits. The optional forms of death benefit are a single-sure payment and any annuity that is an optional form of retirement benefit.

            Election of an optional form is subject to the qualified election provisions of the ELECTION PROCEDURES SECTION of this article and the distribution requirements of Article VII.

SECTION 6.03--ELECTION PROCEDURES.

        The Participant, Beneficiary, or spouse shall make any election under this section in writing. The Plan Administrator may require such individual to complete and sign any necessary documents as to the provisions to be made. Any election permitted under (a) and (b) below shall be subject to the qualified election provisions of (c) below.

        (a) Retirement Benefits. A Participant may elect his Beneficiary or Contingent Annuitant and may elect to have retirement benefits distributed under any of the optional forms of retirement benefit available in the OPTIONAL FORMS OF DISTRIBUTION SECTION of this article.

        (b) Death Benefits. A Participant may elect his Beneficiary and may elect to have death benefits distributed under any of the optional forms of death benefit available in the OPTIONAL FORMS OF DISTRIBUTION SECTION of this article.

            If the Participant has not elected an optional form of distribution for the death benefit payable to his Beneficiary, the Beneficiary may, for his own benefit, elect the form of distribution, in like manner as a Participant.

            The Participant may waive the Qualified Preretirement Survivor Annuity by naming someone other than his spouse as Beneficiary.

            In lieu of the Qualified Preretirement Survivor Annuity described in the AUTOMATIC FORMS OF DISTRIBUTION SECTION of this article, the spouse may, for his own benefit, waive the Qualified Preretirement Survivor Annuity by electing to have the benefit distributed under any of the optional forms of death benefit available in the OPTIONAL FORMS OF DISTRIBUTION SECTION of this article.






RESTATEMENT JANUARY 1, 1997             53                     ARTICLE V (66777)

        (c) Qualified Election. The Participant, Beneficiary or spouse may make an election at any time during the election period. The Participant, Beneficiary, or spouse may revoke the election made (or make a new election) at any time and any number of times during the election period. An election is effective only if it meets the consent requirements below.

            (1) Election Period for Retirement Benefits. The election period as to retirement benefits is the 90-day period ending on the Annuity Starting Date. An election to waive the Qualified Joint and Survivor Annuity may not be made before the date the Participant is provided with the notice of the ability to waive the Qualified Joint and Survivor Annuity. If the Participant elects a full flexibility option, he may revoke his election at any time before his first Distribution Calendar Year, as defined in Article VII. When he elects to have benefits begin again, he shall have a new Annuity Starting Date. His election period for this election is the 90-day period ending on the Annuity Starting Date for the optional form of retirement benefit elected.

            (2) Election Period for Death Benefits. A Participant may make an election as to death benefits at any time before he dies. The spouse's election period begins on the date the Participant dies and ends on the date benefits begin. The Beneficiary's election period begins on the date the Participant dies and ends on the date benefits begin.

                An election to waive the Qualified Preretirement Survivor Annuity may not be made by the Participant before the date he is provided with the notice of the ability to waive the Qualified Preretirement Survivor Annuity. A Participant's election to waive the Qualified Preretirement Survivor Annuity which is made before the first day of the Plan Year in which he reaches age 35 shall become invalid on such date. An election made by a Participant after he ceases to be an Agent or Field Manager will not become invalid on the first day of the Plan Year in which he reaches age 35 with respect to death benefits from that part of his Account resulting from Contributions made before he ceased to be an Employee.

            (3) Consent to Election. If the Participant's Vested Account exceeds
                $5,000 ($3,500 for Plan Years beginning before August 6, 1997), any benefit which is (i) immediately distributable or (ii) payable in a form other than a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity, requires the consent of the Participant and the Participant's spouse (or where either the Participant or the spouse has died, the survivor). Such consent shall also be required if the Participant's Vested Account at the time of any prior distribution exceeded $5,000 ($3,500 for Plan Years beginning before August 6, 1997). The rule in the preceding sentence shall not apply as of the date specified in any regulation which repeals such rule. However, consent will still be required if the Participant had previously had an Annuity Starting Date with respect to any portion of such Vested Account.

                The consent of the Participant or spouse to a benefit which is immediately distributable must not be made before the date the Participant or spouse is provided with the notice of the ability to defer the distribution. Such consent shall be made in writing.

                The consent shall not be made more than 90 days before the Annuity Starting Date. Spousal consent is not required for a benefit which is immediately distributable in a Qualified Joint and Survivor Annuity. Furthermore, if spousal consent is not required




RESTATEMENT JANUARY 1, 1997             54                    ARTICLE VI (66777)
                because the Participant is electing an optional form of retirement benefit that is not a life annuity pursuant to (d) below, only the Participant need consent to the distribution of a benefit payable in a form that is not a life annuity and which is immediately distributable. Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is required to satisfy Code
                Section 401(a)(9) or Code Section 415.

                In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider), and if the Company (or any entity within the same Controlled Group) does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code
                Section 4975(e)(7)), the Participant's Account balance will, without the Participant's consent, be distributed to the Participant. However, if any entity within the same Controlled Group maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) then the Participant's Account will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

                A benefit is immediately distributable if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the older of Normal Retirement Age or age 62.

                If the Qualified Joint and Survivor Annuity is waived, the spouse has the right to limit consent only to a specific Beneficiary or a specific form of benefit. The spouse can relinquish one or both such rights. Such consent shall be made in writing. The consent shall not be made more than 90 days before the Annuity Starting Date.

                If the Qualified Preretirement Survivor Annuity is waived, the spouse has the right to limit consent only to a specific Beneficiary. Such consent shall be in writing. The spouse's consent shall be witnessed by a plan representative or notary public. The spouse's consent must acknowledge the effect of the election, including that the spouse had the right to limit consent only to a specific Beneficiary or a specific form of benefit, if applicable, and that the relinquishment of one or both such rights was voluntary. Unless the consent of the spouse expressly permits designations by the Participant without a requirement of further consent by the spouse, the spouse's consent must be limited to the form of benefit, if applicable, and the Beneficiary (including any Contingent Annuitant), class of Beneficiaries, or contingent Beneficiary named in the election.

                Spousal consent is not required, however, if the Participant establishes to the satisfaction of the plan representative that the consent of the spouse cannot be obtained because there is no spouse or the spouse cannot be located. A spouse's consent under this paragraph shall not be valid with respect to any other spouse. A Participant may revoke a prior election without the consent of the spouse. Any new election will require a new spousal consent, unless the consent of the spouse expressly permits such election by the Participant without further consent by the spouse. A spouse's consent may be revoked at any time within the Participant's election period.

        (d) Special Rule for Profit Sharing Plans. This subparagraph (d) applies if the Plan is not a direct or indirect transferee after December 31, 1984, of a defined benefit plan, money purchase plan (including a target plan), stock bonus or profit sharing plan which is subject to the survivor annuity


RESTATEMENT JANUARY 1, 1997             55                    ARTICLE VI (66777)
            requirements of Code Sections 401(a)(11) and 417. If the above condition is met, spousal consent is not required for electing an optional form of retirement benefit that is not a life annuity. If such condition is not met, such consent requirements shall be operative.

SECTION 6.04--NOTICE REQUIREMENTS.

        (a) Optional Forms of Retirement Benefit and Right to Defer. The Plan Administrator shall furnish to the Participant and the Participant's spouse a written explanation of the optional forms of retirement benefit in the OPTIONAL FORMS OF DISTRIBUTION SECTION of this article, including the material features and relative values of these options, in a manner that would satisfy the notice requirements of Code Section 417(a)(3) and the right of the Participant and the Participant's spouse to defer distribution until the benefit is no longer immediately distributable.

            The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant and the Participant's spouse no less than 30 days, and no more than 90 days, before the Annuity Starting Date.

            The Participant (and spouse, if applicable) may waive the 30-day election period if the distribution of the elected form of retirement benefit begins more than 7 days after the Plan Administrator provides the Participant (and spouse, if applicable) the written explanation provided that: (i) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider the decision of whether or not to elect a distribution and a particular distribution option,
            (ii) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation is provided to the Participant, and (iii) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant.

        (b) Qualified Joint and Survivor Annuity. The Plan Administrator shall furnish to the Participant a written explanation of the following: the terms and conditions of the Qualified Joint and Survivor Annuity; the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity; the rights of the Participant's spouse; and the right to revoke an election and the effect of such a revocation.

            The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant no less than 30 days, and no more than 90 days, before the Annuity Starting Date.

            The Participant (and spouse, if applicable) may waive the 30-day election period if the distribution of the elected form of retirement benefit begins more than 7 days after the Plan Administrator provides the Participant (and spouse, if applicable) the written explanation provided that: (i) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent, if applicable) a form of distribution other than a Qualified Joint and Survivor Annuity, (ii) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant, and (iii) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant.



RESTATEMENT JANUARY 1, 1997             56                    ARTICLE VI (66777)

            After the written explanation is given, a Participant or spouse may make a written request for additional information. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant or spouse within 30 days from the date of the written request. The Plan Administrator does not need to comply with more than one such request by a Participant or spouse.

            The Plan Administrator's explanation shall be written in nontechnical language and will explain the terms and conditions of the Qualified Joint and Survivor Annuity and the financial effect upon the Participant's benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Joint and Survivor Annuity.

        (c) Qualified Preretirement Survivor Annuity. The Plan Administrator shall furnish to the Participant a written explanation of the following: the terms and conditions of the Qualified Preretirement Survivor Annuity; the Participant's right to make, and the effect of, an election to waive the Qualified Preretirement Survivor Annuity; the rights of the Participant's spouse; and the right to revoke an election and the effect of such a revocation.

            The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant within the applicable period. The applicable period for a Participant is whichever of the following periods ends last:

            (1) the period beginning one year before the date the individual becomes a Participant and ending one year after such date; or

            (2) the period beginning one year before the date the Participant's spouse is first entitled to a Qualified Preretirement Survivor Annuity and ending one year after such date.

If such notice is given before the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, an additional notice shall be given within such period. If a Participant ceases to be an Agent or Field Manager before attaining age 35, an additional notice shall be given within the period beginning one year before the date he ceases to be an Agent or Field Manager and ending one year after such date.

After the written explanation is given, a Participant or spouse may make a written request for additional information. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant or spouse within 30 days from the date of the written request. The Plan Administrator does not need to comply with more than one such request by a Participant or spouse.

The Plan Administrator's explanation shall be written in nontechnical language and will explain the terms and conditions of the Qualified Preretirement Survivor Annuity and the financial effect upon the spouse's benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Preretirement Survivor Annuity.







RESTATEMENT JANUARY 1, 1997             57                    ARTICLE VI (66777)

                                   ARTICLE VII

                            DISTRIBUTION REQUIREMENTS

SECTION 7.01--APPLICATION.

        The optional forms of distribution are only those provided in Article
VI. An optional form of distribution shall not be permitted unless it meets the requirements of this article. The timing of any distribution must meet the requirements of this article.

SECTION 7.02--DEFINITIONS.

For purposes of this article, the following terms are defined:

APPLICABLE LIFE EXPECTANCY means Life Expectancy (or Joint and Last Survivor Expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if Life Expectancy is being recalculated, such succeeding calendar year.

DESIGNATED BENEFICIARY means the individual who is designated as the beneficiary under the Plan in accordance with Code Section 401(a)(9) and the regulations thereunder.

DISTRIBUTION CALENDAR YEAR means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to (e) of the DISTRIBUTION REQUIREMENTS SECTION of this article.

5-PERCENT OWNER means a 5-percent owner as defined in Code Section 416. A Participant is treated as a 5-percent Owner for purposes of this article if such Participant is a 5-percent Owner at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2.

In addition, a Participant is treated as a 5-percent Owner for purposes of this article if such Participant becomes a 5-percent Owner in a later Plan Year. Such Participant's Required Beginning Date shall not be later than the April 1 of the calendar year following the calendar year in which such later Plan Year ends.

Once distributions have begun to a 5-percent Owner under this article, they must continue to be distributed, even if the Participant ceases to be a 5-percent Owner in a subsequent year.

JOINT AND LAST SURVIVOR EXPECTANCY means joint and last survivor expectancy computed using the expected return multiples in Table VI of section 1.72-9 of the Income Tax Regulations.



RESTATEMENT JANUARY 1, 1997             58                   ARTICLE VII (66777)

Unless otherwise elected by the Participant by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

LIFE EXPECTANCY means life expectancy computed using the expected return multiples in Table V of section 1.72-9 of the Income Tax Regulations.

Unless otherwise elected by the Participant (or spouse, in the case of distributions described in (e)(2)(ii) of the DISTRIBUTION REQUIREMENTS SECTION of this article) by the time distributions are required to begin, life expectancy shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

PARTICIPANT'S BENEFIT means:

        (a) The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Account balance as of the dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.

        (b) Exception for Second Distribution Calendar Year. For purposes of (a) above, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

REQUIRED BEGINNING DATE means, for a Participant who is a 5-percent Owner, the April 1 of the calendar year following the calendar year in which he attains age 70 1/2.

Required Beginning Date means, for any Participant who is not a 5-percent Owner, the April 1 of the calendar year following the later of the calendar year in which he attains age 70 1/2 or the calendar year in which he retires.

The preretirement age 70 1/2 distribution option is only eliminated with respect to Participants who reach age 70 1/2 in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment which eliminated such option. The preretirement age 70 1/2 distribution is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefits begin) begin at a time during the period that begins on or after January 1 of the calendar year in which the Participant attains age 70 1/2 and ends April 1 of the immediately following calendar year.

The options available for Participants who are not 5-percent Owners and attained age 70 1/2 in calendar years before the calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment which eliminated the preretirement age 70 1/2 distribution shall be the following. Any such Participant attaining age 70 1/2 in years after 1995 may elect by April 1 of the calendar year following the calendar year in which he attained age 70 1/2 (or by December 31,




RESTATEMENT JANUARY 1, 1997             59                   ARTICLE VII (66777)

1997 in the case of a Participant attaining age 70 1/2 in 1996) to defer distributions until the calendar year following the calendar year in which he retires. Any such Participant attaining age 70 1/2 in years prior to 1997 may elect to stop distributions which are not purchased annuities and recommence by the April 1 of the calendar year following the year in which he retires. There shall be a new Annuity Starting Date upon recommencement.

SECTION 7.03--DISTRIBUTION REQUIREMENTS.

        (a) General Rules.

            (1) Subject to the AUTOMATIC FORMS OF DISTRIBUTION SECTION of
                Article VI, joint and survivor annuity requirements, the requirements of this article shall apply to any distribution of a Participant's interest and shall take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this article apply to calendar years beginning after December 31, 1984.

            (2) All distributions required under this article shall be determined and made in accordance with the proposed regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations.

        (b) Required Beginning Date. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date.

        (c) Limits on Distribution Periods. As of the first Distribution Calendar Year, distributions, if not made in a single sum, may only be made over one of the following periods (or combination thereof):

            (1) the life of the Participant,

            (2) the life of the Participant and a Designated Beneficiary,

            (3) a period certain not extending beyond the Life Expectancy of the
                Participant, or

            (4) a period certain not extending beyond the Joint ad Last Survivor
                Expectancy of the Participant and a Designated Beneficiary.

        (d) Determination of Amount to be Distributed Each Year. If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

            (1) Individual Account.

                (i) If a Participant's Benefit is to be distributed over

                    A. a period not extending beyond the Life Expectancy of the Participant or the Joint Life and Last Survivor Expectancy of the Participant and the Participant's Designated Beneficiary, or




RESTATEMENT JANUARY 1, 1997             60                   ARTICLE VII (66777)

                      B. a period not extending beyond the Life Expectancy of the Designated Beneficiary,

                      the amount required to be distributed for each calendar year beginning with the distributions for the first Distribution Calendar Year, must be at least equal to the quotient obtained by dividing the Participant's Benefit by the Applicable Life Expectancy.

                (ii) For calendar years beginning before January 1, 1989, if the Participant's spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least 50 percent of the present value of the amount available for distribution is paid within the Life Expectancy of the Participant.

                (iii) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of:

                      A.  the Applicable Life Expectancy, or

                      B. if the Participant's spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the proposed regulations.

                      Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy in (1)(i) above as the relevant divisor without regard to section 1.401(a)(9)-2 of the proposed regulations.

                (iv) The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

            (2) Other Forms. If the Participant's Benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the proposed regulations thereunder.

        (e) Death Distribution Provisions.

            (1) Distribution Beginning Before Death. If the Participant dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

            (2) Distribution Beginning After Death.

                (i) If the Participant dies before distribution of his interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year


RESTATEMENT JANUARY 1, 1997             61                   ARTICLE VII (66777)
                      containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with A or B below:

                      A. if any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the Life Expectancy of the Designated Beneficiary beginning on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                      B. if the Designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with A above shall not be earlier than the later of:

                          1. December 31 of the calendar year immediately following the calendar year in which the Participant died, or
                          2. December 31 of the calendar year in which the Participant would have attained age 70 1/2.

                (ii) If the Participant has not made an election pursuant to this (e)(2) by the time of his death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of:

                      A. December 31 of the calendar year in which distributions would be required to begin under this subparagraph, or

                      B. December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant.

                (iii) If the Participant has no Designated Beneficiary, or if
                      the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

            (3) For purposes of (e)(2) above, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of (e)(2) above, with the exception of (e)(2)(i)(B) therein, shall be applied as if the surviving spouse were the Participant.

            (4) For purposes of this (e), distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or if (e)(3) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to (e)(2) above). If distribution in the form of an annuity irrevocably begins to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually begins.



RESTATEMENT JANUARY 1, 1997            62                    ARTICLE VII (66777)

                                  ARTICLE VIII

                             TERMINATION OF THE PLAN

        The Company expects to continue the Plan indefinitely but reserves the right to terminate the Plan in whole or in part at any time upon giving written notice to all parties concerned. Complete discontinuance of Contributions constitutes complete termination of the Plan.

        The Account of each Participant shall be fully (100%) vested and nonforfeitable as of the effective date of complete termination of the Plan. The Account of each Participant who is included in the group of Participants deemed to be affected by the partial termination of the Plan shall be fully (100%) vested and nonforfeitable as of the effective date of the partial termination of the Plan. The Participant's Account shall continue to participate in the earnings credited, expenses charged, and any appreciation or depreciation of the Investment Fund until his Vested Account is distributed.

        A Participant's Account which does not result from the Contributions listed below may be distributed to the Participant after the effective date of the complete termination of the Plan:

        Elective Deferral Contributions
        Qualified Nonelective Contributions

A Participant's Account resulting from such Contributions may be distributed upon complete termination of the Plan, but only if neither the Company nor any Controlled Group member maintain or establish a successor defined contribution plan (other than an Company stock ownership plan as defined in Code Section 4975(e)(7), a simplified employee pension plan as defined in Code Section 408(k) or a SIMPLE IRA plan as defined in Code Section 408(p)) and such distribution is made in a lump sum. A distribution under this article shall be a retirement benefit and shall be distributed to the Participant according to the provisions of Article VI.

        Upon complete termination of the Plan, no more Agents or Field Managers shall become Participants and no more Contributions shall be made.

        The assets of this Plan shall not be paid to the Company at any time, except that, after the satisfaction of all liabilities under the Plan, any assets remaining may be paid to the Company. The payment may not be made if it would contravene any provision of law.







RESTATEMENT JANUARY 1, 1997            63                   ARTICLE VIII (66777)

                                   ARTICLE IX

                           ADMINISTRATION OF THE PLAN

SECTION 9.01--ADMINISTRATION.

        Subject to the provisions of this article, the Plan Administrator has complete control of the administration of the Plan. The Plan Administrator has all the powers necessary for it to properly carry out its administrative duties. Not in limitation, but in amplification of the foregoing, the Plan Administrator has complete discretion to construe or interpret the provisions of the Plan, including ambiguous provisions, if any, and to determine all questions that may arise under the Plan, including all questions relating to the eligibility of Agents and Field Managers to participate in the Plan and the amount of benefit to which any Participant, Beneficiary, spouse or Contingent Annuitant may become entitled. The Plan Administrator's decisions upon all matters within the scope of its authority shall be final. Benefits under this Plan will be paid only if the Plan Administrator decides in his discretion that the Participant, Beneficiary, spouse, or Contingent Annuity is entitled to them.

        Unless otherwise set out in the Plan or Annuity Contract, the Plan Administrator may delegate recordkeeping and other duties which are necessary for the administration of the Plan to any person or firm which agrees to accept such duties. The Plan Administrator shall be entitled to rely upon all tables, valuations, certificates and reports furnished by the consultant or actuary appointed by the Plan Administrator and upon all opinions given by any counsel selected or approved by the Plan Administrator.

        The Plan Administrator shall receive all claims for benefits by Participants, former Participants, Beneficiaries, spouses, and Contingent Annuitants. The Plan Administrator shall determine all facts necessary to establish the right of any Claimant to benefits and the amount of those benefits under the provisions of the Plan. The Plan Administrator may establish rules and procedures to be followed by Claimants in filing claims for benefits, in furnishing and verifying proofs necessary to determine age, and in any other matters required to administer the Plan.

SECTION 9.02--PENSION PLAN INVESTMENT COMMITTEE.

        The Pension Plan Investment Committee of Principal Life Insurance Company shall consist of a chairperson and other members appointed by the Chief Executive Officer who shall service until appointment of a successor or resignation and without compensation for services as such.

        All expenses incurred shall be paid by the Company.

        The Committee shall establish a periodical review the investment policy with respect to Plan assets, and shall periodically report to the Management Resources Committee.

        All acts and determinations of the Committee shall be duly recorded and all such records shall be preserved in its custody.








RESTATEMENT JANUARY 1, 1997            64                     ARTICLE IX (66777)

SECTION 9.03--EXPENSES.

        Expenses of the Plan, to the extent that the Company does not pay such expenses, may be paid out of the assets of the Plan provided that such payment is consistent with ERISA. Such expenses include, but are not limited to, expenses for bonding required by ERISA; expenses for recordkeeping and other administrative services; fees and expenses of the Trustee or Annuity Contract; expenses for investment education service; and direct costs that the Company incurs with respect to the Plan.

SECTION 9.04--RECORDS.

        All acts and determinations of the Plan Administrator shall be duly recorded. All these records, together with other documents necessary for the administration of the Plan, shall be preserved in the Plan Administrator's custody.

        Writing (handwriting, typing, printing), photostating, photographing, microfilming, magnetic impulse, mechanical or electrical recording, or other forms of data compilation shall be acceptable means of keeping records.

SECTION 9.05--INFORMATION AVAILABLE.

        Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan, the Annuity Contract or any other instrument under which the Plan was established or is operated. The Plan Administrator shall maintain all of the items listed in this section in its office, or in such other place or places as it may designate in order to comply with governmental regulations. These items may be examined during reasonable business hours. Upon the written request of a Participant or Beneficiary receiving benefits under the Plan, the Plan Administrator shall furnish him with a copy of any of these items. The Plan Administrator may make a reasonable charge to the requesting person for the copy.

SECTION 9.06--CLAIM AND APPEAL PROCEDURES.

        A Claimant must submit any required forms and pertinent information when making a claim for benefits under the Plan.

        If a claim for benefits under the Plan is denied, the Plan Administrator shall provide adequate written notice to the Claimant whose claim for benefits under the Plan has been denied. The notice must be furnished within 90 days of the date that the claim is received by the Plan Administrator. The Claimant shall be notified in writing within this initial 90-day period if special circumstances require an extension of time needed to process the claim and the date by which the Plan Administrator's decision is expected to be rendered. The written notice shall be furnished no later than 180 days after the date the claim was received by the Plan Administrator.

        The Plan Administrator's notice to the Claimant shall specify the reason for the denial; specify references to pertinent Plan provisions on which denial is based; describe any additional material and information needed for the Claimant to perfect his claim for benefits; explain why the material and information is needed; inform the Claimant that any appeal he wishes to make must be in writing to the Plan Administrator within 60 days after receipt of the Plan Administrator's notice of denial of benefits and that failure to make the written appeal






RESTATEMENT JANUARY 1, 1997            65                     ARTICLE IX (66777)
within such 60-day period renders the Plan Administrator's determination of such denial final, binding and conclusive.

        If the Claimant appeals to the Plan Administrator, the Claimant (or his authorized representative) may submit in writing whatever issues and comments the Claimant (or his authorized representative) feels are pertinent. The Claimant (or his authorized representative) may review pertinent Plan documents. The Plan Administrator shall reexamine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Plan Administrator shall advise the Claimant of its decision within 60 days of his written request for review, unless special circumstances (such as a hearing) would make rendering a decision within the 60-day limit unfeasible. The Claimant must be notified within the 60-day limit if an extension is necessary. The Plan Administrator shall render a decision on a claim for benefits no later than 120 days after the request for review is received.

SECTION 9.07--DELEGATION OF AUTHORITY.

        All or any part of the administrative duties and responsibilities under this article may be delegated by the Plan Administrator to a retirement committee. The duties and responsibilities of the retirement committee shall be set out in a separate written agreement.

SECTION 9.08--EXERCISE OF DISCRETIONARY AUTHORITY.

        The Company, Plan Administrator, and any other person or entity who has authority with respect to the management, administration, or investment of the Plan may exercise that authority in its/his full discretion, subject only to the duties imposed under ERISA. This discretionary authority includes, but is not limited to, the authority. to make any and all factual determinations and interpret all terms and provisions of the Plan documents relevant to the issue under consideration. The exercise of authority will be binding upon all persons; will be given deference in all courts of law; and will not be overturned or set aside by any court of law unless found to be arbitrary and capricious or made in bad faith.






RESTATEMENT JANUARY 1, 1997            66                     ARTICLE IX (66777)

                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.01--AMENDMENTS.

        The Board of Directors of the Company reserves the right and authority to amend the Plan provisions from time to time. In most instances, this authority has been delegated to the Management Resources Committee who may amend this Plan at any time, including any remedial retroactive changes (within the time specified by Internal Revenue Service regulations), to comply with any law or regulation issued by any governmental agency to which the Plan is subject.

        An amendment may not diminish or adversely affect any accrued interest or benefit of Participants or their Beneficiaries or eliminate an optional form of distribution with respect to benefits attributable to service before the amendment nor allow reversion or diversion of Plan assets to the Company at any time, except as may be required to comply with any law or regulation issued by any governmental agency to which the Plan is subject.

        No amendment to this Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. However, a Participant's Account may be reduced to the extent permitted under Code Section 412(c)(8). For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's Account or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Agent or Field Manager who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such individual's right to his Company-derived accrued benefit shall not be less than his percentage computed under the Plan without regard to such amendment.

        If, as a result of an amendment, a Company Contribution is removed that is not 100% immediately vested when made, the applicable vesting schedule shall remain in effect after the date of such amendment. The Participant shall not become immediately 100% vested in such Contributions as a result of the elimination of such Contribution except as otherwise specifically provided in the Plan.

        An amendment shall not decrease a Participant's vested interest in the Plan. If an amendment to the Plan, or a deemed amendment in the case of a change in top-heavy status of the Plan as provided in the MODIFICATION OF VESTING REQUIREMENTS SECTION of Article XI, changes the computation of the percentage used to determine that portion of a Participant's Account attributable to Company Contributions which is nonforfeitable (whether directly or indirectly), each Participant or former Participant

(a) who has completed at least three Years of Service on the date the election period described below ends (five Years of Service if the Participant does not have at least one Hour-of-Service in a Plan Year beginning after December 31, 1988) and

(b) whose nonforfeitable percentage will be determined on any date after the date of the change may elect, during the election period, to have the nonforfeitable percentage of his Account that results from Company Contributions determined without regard to the amendment. This election may not be revoked. If






RESTATEMENT JANUARY 1, 1997            67                      ARTICLE X (66777)
after the Plan is changed, the Participant's nonforfeitable percentage will at all times be as great as it would have been if the change had not been made, no election needs to be provided. The election period shall begin no later than the date the Plan amendment is adopted, or deemed adopted in the case of a change in the top-heavy status of the Plan, and end no earlier than the 60th day after the latest of the date the amendment is adopted (deemed adopted) or becomes effective, or the date the Participant is issued written notice of the amendment (deemed amendment) by the Company or the Plan Administrator.

SECTION 10.02--DIRECT ROLLOVERS.

        This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

SECTION 10.03--MERGERS AND DIRECT TRANSFERS.

        The Plan may not be merged or consolidated with, nor have its assets or liabilities transferred to, any other retirement plan, unless each Participant in the plan would (if the plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated). The Company may enter into merger agreements or direct transfer of assets with the employers under other retirement plans which are qualifiable under Code Section 401(a), including an elective transfer, and may accept the direct transfer of plan assets, or may transfer plan assets, as a party to any such agreement. The Company shall not consent to, or be a party to a merger, consolidation, or transfer of assets with a defined benefit plan if such action would result in a defined benefit feature being maintained under this Plan.

        Notwithstanding any provision of the Plan to the contrary, to the extent any optional form of benefit under the Plan permits a distribution prior to the Agent's or Field Manager's retirement, death, disability, or severance from employment, and prior to plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code Section 414(l), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to voluntary employee contributions).

        The Plan may accept a direct transfer of plan assets on behalf of Agent or Field Manager. If such individual is not an Active Participant when the transfer is made, such individual shall be deemed to be an Active Participant only for the purpose of investment and distribution of the transferred assets. Company Contributions shall not be made for or allocated to him and he may not make Participant Contributions, until the time he meets all of the requirements to become an Active Participant.

        The Plan shall hold, administer, and distribute the transferred assets as a part of the Plan. The Plan shall maintain a separate account for the benefit of the Agent or Field Manager on whose behalf the Plan accepted the transfer in order to reflect the value of the transferred assets.

        Unless a transfer of assets to the Plan is an elective transfer, the Plan shall apply the optional forms of benefit protections described in the AMENDMENTS SECTION of this article to all transferred assets.






RESTATEMENT JANUARY 1, 1997            68                      ARTICLE X (66777)

        A transfer is elective if: (i) the transfer is voluntary, under a fully informed election by the Participant; (ii) the Participant has an alternative that retains his Code Section 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating);
(iii) if the transferor plan is subject to Code Sections 401(a)(11) and 417, the transfer satisfies the applicable spousal consent requirements of the Code; (iv) the notice requirements under Code Section 417, requiring a written explanation with respect to an election not to receive benefits in the form of a qualified joint and survivor annuity, are met with respect to the Participant and spousal transfer election; (v) the Participant has a right to immediate distribution from the transferor plan under provisions in the plan not inconsistent with Code
Section 401(a); (vi) the transferred benefit is equal to the Participant's entire nonforfeitable accrued benefit under the transferor plan, calculated to be at least the greater of the single sum distribution provided by the transferor plan (if any) or the present value of the Participant's accrued benefit under the transferor plan payable at the plan's normal retirement age and calculated using an interest rate subject to the restrictions of Code
Section 417(e) and subject to the overall limitations of Code Section 415; (vii) the Participant has a 100% nonforfeitable interest in the transferred benefit; and (viii) the transfer otherwise satisfies applicable Treasury regulations.

SECTION 10.04--PROVISIONS RELATING TO THE INSURER AND OTHER PARTIES.

        The obligations of an Insurer shall be governed solely by the provisions of the Annuity Contract. The Insurer shall not be required to perform any act not provided in or contrary to the provisions of the Annuity Contract. Each Annuity Contract when purchased shall comply with the Plan. See the CONSTRUCTION SECTION of this article.

        Any issuer or distributor of investment contracts or securities is governed solely by the terms of its policies, written investment contract, prospectuses, security instruments, and any other written agreements entered into with the Trustee with regard to such investment contracts or securities.

        Such Insurer, issuer or distributor is not a party to the Plan, nor bound in any way by the Plan provisions. Such parties shall not be required to look to the terms of this Plan, nor to determine whether the Company, the Plan Administrator, the Trustee, or the Named Fiduciary have the authority to act in any particular manner or to make any contract or agreement.

        Until notice of any amendment or termination of this Plan or a change in Trustee has been received by the Insurer at its home office or an issuer or distributor at their principal address, they are and shall be fully protected in assuming that the Plan has not been amended or terminated and in dealing with any party acting as Trustee according to the latest information which they have received at their home office or principal address.

SECTION 10.05--EMPLOYMENT CONTRACT STATUS.

        Nothing contained in this Plan gives an Agent or Field Manager the right to have an employment contract with the Company or to interfere with the Company's right to terminate any Agent's or Field Manager's contract.








RESTATEMENT JANUARY 1, 1997            69                      ARTICLE X (66777)

SECTION 10.06--RIGHTS TO PLAN ASSETS.

        An Agent or Field Manager shall not have any right to or interest in any assets of the Plan upon termination of employment or otherwise except as specifically provided under this Plan, and then only to the extent of the benefits payable to such individual according to the Plan provisions.

        Any final payment or distribution to a Participant or his legal representative or to any Beneficiaries, spouse or Contingent Annuitant of such Participant under the Plan provisions shall be in full satisfaction of all claims against the Plan, the Named Fiduciary, the Plan Administrator, the Insurer, the Trustee, and the Company arising under or by virtue of the Plan.

SECTION 10.07--BENEFICIARY.

        Each Participant may name a Beneficiary to receive any death benefit (other than any income payable to a Contingent Annuitant) that may arise out of his participation in the Plan. The Participant may change his Beneficiary from time to time. Unless a qualified election has been made, for purposes of distributing any death benefits before the Participant's Retirement Date, the Beneficiary of a Participant who has a spouse who is entitled to a Qualified Preretirement Survivor Annuity shall be the Participant's spouse. The Participant's Beneficiary designation and any change of Beneficiary shall be subject to the provisions of the ELECTION PROCEDURES SECTION of Article VI. It is the responsibility of the Participant to give written notice to the Insurer of the name of the Beneficiary on a form furnished for that purpose.

        With the Company's consent, the Plan Administrator may maintain records of Beneficiary designations for Participants before their Retirement Dates. In that event, the written designations made by Participants shall be filed with the Plan Administrator. If a Participant dies before his Retirement Date, the Plan Administrator shall certify to the Insurer the Beneficiary designation on its records for the Participant.

        If there is no Beneficiary named or surviving when a Participant dies, the Participant's Beneficiary shall be the Participant's surviving spouse, or where there is no surviving spouse, the executor or administrator of the Participant's estate.

SECTION 10.08--NONALIENATION OF BENEFITS.

        Benefits payable under the Plan are not subject to the claims of any creditor of any Participant, Beneficiary, spouse or Contingent Annuitant. A Participant, Beneficiary, spouse or Contingent Annuitant does not have any rights to alienate, anticipate, commute, pledge, encumber, or assign any of such benefits, except in the case of a loan as provided in the LOANS TO PARTICIPANTS SECTION of Article V. The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant according to a domestic relations order, unless such order is determined by the Plan Administrator to be a qualified domestic relations order, as defined in Code Section 414(p), or any domestic relations order entered before January 1, 1985. The preceding sentences shall not apply to any offset of a Participant's benefits provided under the Plan against an amount the Participant is required to pay the Plan with respect to a judgement, order, or decree issued, or a settlement entered into, on or after August 5, 1997, which meets the requirements of Code Sections 401(a)(13)(C) or (D).








RESTATEMENT JANUARY 1, 1997            70                      ARTICLE X (66777)

SECTION 10.09--CONSTRUCTION.

        The validity of the Plan or any of its provisions is determined under and construed according to Federal law and, to the extent permissible, according to the laws of the state in which the Company has its principal office. In case any provision of this Plan is held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included.

        In the event of any conflict between the provisions of the Plan and the terms of any Annuity Contract issued hereunder, the provisions of the Plan control.

SECTION 10.10--LEGAL ACTIONS.

        No person employed by the Company, no Participant, former Participant, or their Beneficiaries, or any other person having or claiming to have an interest in the Plan is entitled to any notice of process. A final judgment entered in any such action or proceeding shall be binding and conclusive on all persons having or claiming to have an interest in the Plan.

SECTION 10.11--SMALL AMOUNTS.

        If consent of the Participant is not required for a benefit which is immediately distributable in the ELECTION PROCEDURES SECTION of Article VI, a Participant's entire Vested Account shall be paid in a single sum as of the earliest of his Retirement Date, the date he dies, or the date he ceases to be an Agent or Field Manager for any other reason. For purposes of this section, if the Participant's Vested Account is zero, the Participant shall be deemed to have received a distribution of such Vested Account. If a Participant would have received a distribution under the first sentence of this paragraph but for the fact that the Participant's consent was needed to distribute a benefit which is immediately distributable, and if at a later time consent would not be needed to distribute a benefit which is immediately distributable and such Participant has not again become an Agent or Field Manager, such Vested Account shall be paid in a single sum. This is a small amounts payment.

        If a small amounts payment is made as of the date the Participant dies, the small amounts payment shall be made to the Participant's Beneficiary (spouse if the death benefit is payable to the spouse). If a small amounts payment is made while the Participant is living, the small amounts payment shall be made to the Participant. The small amounts payment is in full settlement of benefits otherwise payable.

        No other small amounts payments shall be made.

SECTION 10.12--WORD USAGE.

        The masculine gender, where used in this Plan, shall include the feminine gender and the singular words, as used in this Plan, may include the plural, unless the context indicates otherwise.

        The words in writing and written, where used in this Plan, shall include any other forms, such as voice response or other electronic system, as permitted by any governmental agency to which the Plan is subject.






RESTATEMENT JANUARY 1, 1997            71                      ARTICLE X (66777)

SECTION 10.13--CHANGE IN SERVICE METHOD.

(a) Change of Service Method Under This Plan. If this Plan is amended to change the method of crediting service from the elapsed time method to the hours method for any purpose under this Plan, the Agent's or Field Manager's service shall be equal to the sum of (1), (2), and (3) below:

        (1) The number of whole years of service credited to the Agent or Field Manager under the Plan as of the date the change is effective.

        (2) One year of service for the applicable computation period in which the change is effective if he is credited with the required number of Hours-of-Service. If the Company does not have sufficient records to determine the Agent's or Field Manager's actual Hours-of-Service in that part of the service period before the effective date of the change, the Hours-of-Service shall be determined using an equivalency. For any month in which he would be required to be credited with one Hour-of-Service, the Agent or Field Manager shall be deemed for purposes of this section to be credited with 190 Hours-of-Service.

        (3) The Agent's or Field Manager's service determined under this Plan using the hours method after the end of the computation period in which the change in service method was effective.

        If this Plan is amended to change the method of crediting service from the hours method to the elapsed time method for any purpose under this Plan, the Agent's or Field Manager's service shall be equal to the sum of (4), (5), and (6) below:

        (4) The number of whole years of service credited to the Agent or Field Manager under the Plan as of the beginning of the computation period in which the change in service method is effective.

        (5) the greater of (i) the service that would be credited to the Agent or Field Manager for that entire computation period using the elapsed time method or (ii) the service credited to him under the Plan as of the date the change is effective.

        (6) The Agent's or Field Manager's service determined under this Plan using the elapsed time method after the end of the applicable computation period in which the change in service method was effective.

(b) Transfers Between Plans with Different Service Methods. If an Agent or Field Manager has been a participant in another plan of the Company which credited service under the elapsed time method for any purpose which under this Plan is determined using the hours method, then the Agent's or Field Manager's service shall be equal to the sum of (1),
        (2), and (3) below:

        (1) The number of whole years of service credited to the Agent or Field Manager under the plan as of the date he became an Agent or Field Manager under this Plan.

        (2) One year of service for the applicable computation period in which he became an Agent or Field Manager if he is credited with the required number of Hours-of-Service. If the Company does not have sufficient records to determine the Agent's or Field Manager's








RESTATEMENT JANUARY 1, 1997            72                      ARTICLE X (66777)
            actual Hours-of-Service in that part of the service period before the date he became an Agent or Field Manager, the Hours-of-Service shall be determined using an equivalency. For any month in which he would be required to be credited with one Hour-of-Service, the Agent or Field Manager shall be deemed for purposes of this section to be credited with 190 Hours-of-Service.

        (3) The Agent's or Field Manager's service determined under this Plan using the hours method after the end of the computation period in which he became an Agent or Field Manager.

        If an Agent or Field Manager has been a participant in another plan of the Company which credited service under the hours method for any purpose which under this Plan is determined using the elapsed time method, then the Agent's or Field Manager's service shall be equal to the sum of (4), (5), and (6) below:

        (4) The number of whole years of service credited to the Agent or Field Manager under the other plan as of the beginning of the computation period under that plan in which he became an Agent or Field Manager under this Plan.

        (5) The greater of (i) the service that would be credited to the Agent or Field Manager for that entire computation period using the elapsed time method or (ii) the service credited to him under the other plan as of the date he became an Agent or Field Manager under this Plan.

        (6) The Agent's or Field Manager's service determined under this Plan using the elapsed time method after the end of the applicable computation period under the other plan in which he became an Agent or Field Manager.

        If an Agent or Field Manager has been a participant in a Controlled Group member's plan which credited service under a different method than is used in this Plan, in order to determine entry and vesting, the provisions in (b) above shall apply as though the Controlled Group member's plan were a plan of the Company.

        Any modification of service contained in this Plan shall be applicable to the service determined pursuant to this section.

SECTION 10.14--MILITARY SERVICE.

        Notwithstanding any provision of this Plan to the contrary, the Plan shall provide contributions, benefits, and service credit with respect to qualified military service in accordance with Code Section 414(u). Loan repayments shall be suspended under this Plan as permitted under Code Section 414(u).






RESTATEMENT JANUARY 1, 1997            73                      ARTICLE X (66777)

                                   ARTICLE XI

                           TOP-HEAVY PLAN REQUIREMENTS

SECTION 11.01--APPLICATION.

The provisions of this article shall supersede all other provisions in the Plan to the contrary.

        For the purpose of applying the Top-heavy Plan requirements of this article, all members of the Controlled Group shall be treated as one Company. The term Company, as used in this article, shall be deemed to include all members of the Controlled Group, unless the term as used clearly indicates only the Company is meant.

        The accrued benefit or account of a participant which results from deductible employee contributions shall not be included for any purpose under this article.

        The minimum vesting and contribution provisions of the MODIFICATION OF VESTING REQUIREMENTS and MODIFICATION OF CONTRIBUTIONS SECTIONS of this article shall not apply to any Employee who is included in a group of Employees covered by a collective bargaining agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers, including the Company, if there is evidence that retirement benefits were the subject of good faith bargaining between such representatives. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives.

SECTION 11.02--DEFINITIONS.

For purposes of this article the following terms are defined:

Aggregation Group means:

        (a) each of the Company's qualified plans in which a Key Employee is a participant during the Plan Year containing the Determination Date (regardless of whether the plan was terminated) or one of the four preceding Plan Years,

        (b) each of the Company's other qualified plans which allows the plans) described in (a) above to meet the nondiscrimination requirement of Code Section 401(a)(4) or the minimum coverage requirement of Code
            Section 410, and

        (c) any of the Company's other qualified plans not included in (a) or
            (b) above which the Company desires to include as part of the Aggregation Group. Such a qualified plan shall be included only if the Aggregation Group would continue to satisfy the requirements of Code Section 401(a)(4) and Code Section 410.

        The plans in (a) and (b) above constitute the "required" Aggregation Group. The plans in (a), (b), and (c) above constitute the "permissive" Aggregation Group.






RESTATEMENT JANUARY 1, 1997            74                     ARTICLE XI (66777)

COMPENSATION means compensation as defined in the CONTRIBUTION LIMITATION SECTION of Article III. For purposes of determining who is a Key Employee in years beginning before January 1, 1998, Compensation shall include, in addition too compensation as defined in the CONTRIBUTION LIMITATION SECTION of Article Ill, elective contributions. Elective contributions are amounts excludible from the gross income of the Employee under Code Sections 125, 402(e)(3), 402(h)(1)(B), or 403(b), and contributed by the Company, at the Agent's or Field Manager's election, to a Code Section 401(k) arrangement, a simplified employee pension, cafeteria plan, or tax-sheltered annuity. Elective contributions also include amounts deferred under a Code Section 457 plan maintained by the Company.

DETERMINATION DATE means as to any plan, for any plan year subsequent to the first plan year, the last day of the preceding plan year. For the first plan year of the plan, the last day of that year.

KEY EMPLOYEE means any Agent or Manager or former Agent or Field Manager (and the Beneficiaries of such individual) who at any time during the determination period was:

(a) an officer of the Company if such individual's annual Compensation exceeds 50 percent of the dollar limitation under Code Section 415(b)(1)(A).

(b) an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Company if such individual's annual Compensation exceeds 100 percent of the dollar limitation under Code Section 415(c)(1)(A).

(c) a 5-percent owner of the Company, or

(d) a 1-percent owner of the Company who has annual Compensation of more than $150,000.

The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years.

The determination of who is a Key Employee shall be made according to Code
Section 416(i)(1) and the regulations thereunder.

NON-KEY EMPLOYEE means any Agent or Field Manager who is not a Key Employee.

PRESENT VALUE means the present value of a participant's accrued benefit under a defined benefit plan. For purposes of establishing Present Value to compute the Top-heavy Ratio, any benefit shall be discounted only for 7.5% interest and mortality according to the 1971 Group Annuity Table (Male) without the 7% margin but with projection by Scale E from 1971 to the later of (a) 1974, or (b) the year determined by adding the age to 1920, and wherein for females the male age six years younger is used.

TOP-HEAVY PLAN means a plan which is top-heavy for any plan year beginning after December 31, 1983. This Plan shall be top-heavy if any of the following conditions exist:

(a) The Top-heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any required Aggregation Group or permissive Aggregation Group.

(b) This Plan is a part of a required Aggregation Group, but not part of a permissive Aggregation Group, and the Top-heavy Ratio for the required Aggregation Group exceeds 60 percent.






RESTATEMENT JANUARY 1, 1997            75                     ARTICLE XI (66777)

(c) This Plan is a part of a required Aggregation Group and part of a permissive Aggregation Group and the Top-heavy Ratio for the permissive Aggregation Group exceeds 60 percent.

TOP-HEAVY RATIO means:

(a) If the Company maintains one or more defined contribution plans (including any simplified employee pension plan) and the Company has not maintained any defined benefit plan which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-heavy Ratio for this Plan alone or for the required or permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Distribution Date(s)), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the Top-heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

(b) If the Company maintains one or more defined contribution plans (including any simplified employee pension plan) and the Company maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-heavy Ratio for any required or permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans of all Key Employees determined in accordance with (a) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (a) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

(c) For purposes of (a) and (b) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (i) who is not a Key Employee but who was a Key Employee in a prior year or (ii) who has not been credited with at least an hour of service with any employer maintaining the plan at any time during the five-year period ending on the Determination Date will be disregarded. The calculation of the Top-heavy Ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.






RESTATEMENT JANUARY 1, 1997            76                     ARTICLE XI (66777)

    The accrued benefit of a participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

SECTION 11.03--MODIFICATION OF VESTING REQUIREMENTS.

        If a Participant's Vesting Percentage determined under Article I is not at least as great as his Vesting Percentage would be if it were determined under a schedule permitted in Code Section 416, the following shall apply. During any Plan Year in which the Plan is a Top-heavy Plan, the Participant's Vesting Percentage shall be the greater of the Vesting Percentage determined under
Article I or the schedule below.

                      VESTING SERVICE               NONFORFEITABLE
                       (whole years)                  PERCENTAGE
                        Less than 1                        0
                             1                            20
                             2                            40
                             3                            60
                             4                            80
                         5 or more                       100

        The schedule above shall not apply to Participants who are not credited with an Hour-of-Service after the Plan first becomes a Top-heavy Plan. The Vesting Percentage determined above applies to the portion of the Participant's Account which is multiplied by a Vesting Percentage to determine his Vested Account, including benefits accrued before the effective date of Code Section 416 and benefits accrued before this Plan became a Top-heavy Plan.

        If, in a later Plan Year, this Plan is not a Top-heavy Plan, a Participant's Vesting Percentage shall be determined under Article I. A Participant's Vesting Percentage determined under either Article I or the schedule above shall never be reduced and the election procedures of the AMENDMENTS SECTION of Article X shall apply when changing to or from the schedule as though the automatic change were the result of an amendment.

        The part of the Participant's Vested Account resulting from the minimum contributions required pursuant to the MODIFICATION OF CONTRIBUTIONS SECTION of this article (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or (D).

SECTION 11.04--MODIFICATION OF CONTRIBUTIONS.

        During any Plan Year in which this Plan is a Top-heavy Plan, the Company shall make a minimum contribution or allocation as of the last day of the Plan Year for each Non-key Employee who is an Agent or Field Manager on the last day of the Plan Year and who was an Active Participant at any time during the Plan Year. A Non-key Employee is not required to have a minimum number of Hours-of-Service or minimum amount of Compensation in order to be entitled to this minimum. A Non-key Employee who fails to be an Active Participant merely because his Compensation is less than a stated amount or merely because of a failure to make mandatory participant contributions or, in the case of a cash or deferred arrangement, elective






RESTATEMENT JANUARY 1, 1997            77                     ARTICLE XI (66777)
contributions shall be treated as if he were an Active Participant. The minimum is the lesser of (a) or (b) below:

        (a) 3 percent of such person's Compensation for such Plan Year.

        (b) The "highest percentage" of Compensation for such Plan Year at which the Company's contributions are made for or allocated to any Key Employee. The highest percentage shall be determined by dividing the Company Contributions made for or allocated to each Key Employee during the Plan Year by the amount of his Compensation for such Plan Year, and selecting the greatest quotient (expressed as a percentage). To determine the highest percentage, all of the Company's defined contribution plans within the Aggregation Group shall be treated as one plan. The minimum shall be the amount in (a) above if this Plan and a defined benefit plan of the Company are required to be included in the Aggregation Group and this Plan enables the defined benefit plan to meet the requirements of Code
            Section 401(a)(4) or 410.

        For purposes of (a) and (b) above, Compensation shall be limited by Code
Section 401(a)(17).

        If the Company's contributions and allocations otherwise required under the defined contribution plans) are at least equal to the minimum above, no additional contribution or reallocation shall be required. If the Company's total contributions and allocations are less than the minimum above, the Company shall contribute the difference for the Plan Year.

        The minimum contribution or allocation applies to all of the Company's defined contribution plans in the aggregate which are Top-heavy Plans. A minimum allocation under a profit sharing plan shall be made without regard to whether or not the Company has profits.

        If a person who is otherwise entitled to a minimum contribution or allocation above is also covered under another defined contribution plan of the Company's which is a Top-heavy Plan during that same Plan Year, any additional contribution required to meet the minimum above shall be provided in this Plan.

        If a person who is otherwise entitled to a minimum contribution or allocation above is also covered under a defined benefit plan of the Company's which is a Top-heavy Plan during that same Plan Year, the minimum benefits for him shall not be duplicated. The defined benefit plan shall provide an annual benefit for him on, or adjusted to, a straight life basis equal to the lesser of:

        (c) 2 percent of his average pay multiplied by his years of service, or

        (d) 20 percent of his average pay.

Average pay and years of service shall have the meaning set forth in such defined benefit plan for this purpose.

        For purposes of this section, any employer contribution made according to a salary reduction or similar arrangement and employer contributions which are matching contributions, as defined in Code Section 401(m), shall not apply in determining if the minimum contribution requirement has been met, but shall apply in determining the minimum contribution required.

        The requirements of this section shall be met without regard to any Social Security contribution.





RESTATEMENT JANUARY 1, 1997            78                     ARTICLE XI (66777)

SECTION 11.05--MODIFICATION OF CONTRIBUTION LIMITATION.

        If the provisions of subparagraph (g) of the CONTRIBUTION LIMITATION SECTION of Article III are applicable for any Limitation Year during which this Plan is a Top-heavy Plan, the contribution limitations shall be modified. The definitions of Defined Benefit Plan Fraction and Defined Contribution Plan Fraction in the CONTRIBUTION LIMITATION SECTION of Article III shall be modified by substituting "100 percent" in lieu of "125 percent." In addition, an adjustment shall be made to the numerator of the Defined Contribution Plan Fraction. The adjustment is a reduction of that numerator similar to the modification of the Defined Contribution Plan Fraction described in the CONTRIBUTION LIMITATION SECTION of Article 111, and shall be made with respect to the last Plan Year beginning before January 1, 1984.

        The modifications in the paragraph above shall not apply with respect to a Participant so long as employer contributions, forfeitures, or nondeductible employee contributions are not credited to his account under this or any of the Company's other defined contribution plans and benefits do not accrue for such Participant under the Company's defined benefit plan(s), until the sum of his Defined Contribution and Defined Benefit Plan Fractions is less than 1.0.

        The modification of the contribution limitation shall not apply if both of the following requirements are met:

        (a) This Plan would not be a Top-heavy Plan if "90 percent" were substituted for "60 percent" in the definition of Top-heavy Plan.

        (b) A Non-key Employee who is covered only under a defined benefit plan of the Company, accrues a minimum benefit on, or adjusted to, a straight life basis equal to the lesser of (i) 3 percent of his average pay multiplied by his years of service or (ii) 30 percent of his average pay. Average pay and years of service shall have the meaning set forth in such defined benefit plan for this purpose.

            The account of a Non-key Employee who is covered only under one or more defined contribution plans of the Company, is credited with a minimum Company contribution or allocation under such plan(s) equal to 4 percent of the person's Compensation for each plan year in which the plan is a Top-heavy Plan.

            If a Non-key Employee is covered under both defined contribution and defined benefit plans of the Company, (i) a minimum accrued benefit for such person equal to the amount determined above for a person who is covered only under a defined benefit plan is accrued in the defined benefit plan(s) or (ii) a minimum contribution or allocation equal to 7.5 percent of the person's Compensation for a plan year in which the plans are Top-heavy Plans will be credited to his account under the defined contribution plans.

        This section shall cease to apply effective as of the first Limitation Year beginning on or after January 1, 2000.











RESTATEMENT JANUARY 1, 1997            79                     ARTICLE XI (66777)

        By executing this Plan, the Company acknowledges having counseled to the extent necessary with selected legal and tax advisors regarding the Plan's legal and tax implications.

Executed this __________day of ________________________________, ______________.


                                           PRINCIPAL LIFE INSURANCE COMPANY

                                           By:
                                              ----------------------------------

                                              ----------------------------------
                                                         Title

                                                   Defined Contribution Plan 8.0







RESTATEMENT JANUARY 1, 1997            80                 PLAN EXECUTION (66777)